Exhibit 4.18

UBS

High-trigger loss-absorbing additional tier 1 capital instrument

Issuer	UBS Group Funding (Switzerland) AG
ISIN	US90352JAF03 / USH4209UAT37
Issue Date	31.01.2019
Currency	USD
Nominal (million)	2,500.0
Coupon Rate	7.000% [1]
Maturity Date	perpetual
First Call Date	31.01.2024

[1] Rate subject to change after first call date.

TERMS AND CONDITIONS OF THE NOTES

The terms and conditions of the Tier 1 Capital Notes issued by UBS Group Funding (Switzerland) AG and guaranteed by UBS Group AG are as follows:

1. DEFINITIONS

"**Additional Amounts**" has the meaning assigned to such term in clause (b) of Condition 10 (*Taxation*).

"**Additional Tier 1 Capital**" means, at any time, any item that qualifies as additional tier 1 capital (*zusätzliches Kernkapital*) under National Regulations at such time.

"**Adjustment Spread**" means, with respect to any Alternative Benchmark Rate determined in accordance with the provisions of clause (c) of Condition 6 (*Interest*), a spread (which may be positive or negative), or a formula or methodology for calculating such a spread, applied to such Alternative Benchmark Rate in order to reduce or eliminate, to the extent reasonably practicable in the circumstances, any economic prejudice or benefit (as applicable) to Holders as a result of the replacement of the Existing Benchmark Rate with such Alternative Benchmark Rate.

"**Affected Reset Interest Period**" has the meaning assigned to such term in subclause (c)(i) of Condition 6 (*Interest*).

"**Agent Insolvency Event**" has the meaning assigned to such term in subclause (c)(ii) of Condition 9 (*Payments; Agents*).

"**Agents**" means the Fiscal Agent, the Registrar, the Calculation Agent, the Swiss Paying Agent and any other agent from time to time appointed pursuant to the terms of the Fiscal Agency Agreement.

"**Alignment Event**" has the meaning assigned to such term in clause (a) of Condition 13 (*Substitution and Amendment*).

"**Alternative Benchmark Rate**" has the meaning assigned to such term in subclause (c)(i) of Condition 6 (*Interest*).

"**Alternative Loss Absorption Date**" has the meaning assigned to such term in clause (f) of Condition 8 (*Contingent Write-down*).

"**Alternative Relevant Page**" has the meaning assigned to such term in subclause (c)(v)(A) of Condition 6 (*Interest*).

"**Alternative Relevant Time**" has the meaning assigned to such term in subclause (c)(v)(A) of Condition 6 (*Interest*).

"**Auditor**" means the accounting firm (i) appointed by the Board of Directors of the Group Holding Company or the shareholders of the Group Holding Company, as the case may be, to provide, among other things, audit and/or review opinions on the Group Holding Company's financial statements, and (ii) approved by the FINMA in accordance with the Financial Market Supervisory Act (*Finanzmarktaufsichtsgesetz*) of 22 June 2007, as amended from time to time.

"**Authorised Signatories**" means any two authorised officers of the Issuer signing jointly.

"**Automatic Issuer Substitution**" has the meaning assigned to such term in subclause (b)(i) of Condition 15 (*Issuer Substitution*).

"**Automatic Issuer Substitution Effective Date**" means, with respect to any Guarantee Event, (i) if such Guarantee Event occurred pursuant to clause (A) of the definition thereof, the tenth Business Day after the occurrence of such Guarantee Event, and (ii) if such Guarantee Event occurred pursuant to clause (B) of the definition thereof, the thirtieth day of the 30-day period described in such clause (B) (or, if such thirtieth day is not a Business Day, the first Business Day immediately following such thirtieth day).

"**Balance Sheet Date**" means (i) with respect to any Ordinary Publication Date, the cut-off date for the measurement of the CET1 Ratio in the Quarterly Financial Accounts published on such Ordinary Publication Date, and (ii) with respect to any Extraordinary Publication Date, the cut-off date for the Reviewed Interim Measurement published upon the instruction of the FINMA on such Extraordinary Publication Date.

"**Bankruptcy Event**" means any of the following events with respect to the Issuer or the Guarantor: (i) the adjudication of bankruptcy (*Konkurseröffnung*) pursuant to articles 171, 189, 190, 191 or 192 of the DEBA, including, without limitation, in connection with article 725a of the Swiss Code, (ii) the granting of a provisional or definitive stay of execution (*provisorische oder definitive Nachlassstundung*) pursuant to article 293 et seq. of the DEBA, (iii) the ordering of restructuring proceedings (*Sanierungsverfahren*) pursuant to articles 28 to 32 of the FBA or pursuant to any successor or analogous Swiss law or regulation applicable to bank holding companies in Switzerland such as UBS Group AG, and/or (iv) the ordering of liquidation proceedings (*Liquidation*) pursuant to articles 33 to 37g of the FBA or pursuant to any successor or analogous Swiss law or regulation applicable to bank holding companies in Switzerland such as UBS Group AG; *provided, however*, that none of the following will constitute a Bankruptcy Event: (x) mere debt collection proceedings (*Betreibungsverfahren*) pursuant to article 38 *et seq.* of the DEBA, (y) proceedings in connection with a freezing order (*Arrestverfahren*) pursuant to article 271 *et seq.* of the DEBA, and/or (z) the institution of protective measures (*Schutzmassnahmen*) pursuant to article 26 of the FBA or pursuant to any successor or analogous Swiss law or regulation applicable to bank holding companies in Switzerland such as UBS Group AG, including, in the case of each of subclauses (x), (y) and (z), any steps (other than any steps described in clauses (i) through (iv) of this definition) taken under or in connection therewith.

"**BIS Regulations**" means, at any time, the capital adequacy standards and guidelines promulgated by the Basel Committee on Banking Supervision, as implemented by the FINMA in Switzerland at such time.

"**BIS Risk Weighted Assets**" means, as of any Balance Sheet Date, the aggregate amount, in Swiss francs, of risk-weighted assets of the Group as of such Balance Sheet Date, as determined by the Group Holding Company pursuant to the BIS Regulations applicable to the Group Holding Company as of such Balance Sheet Date, and as (i) disclosed in the Quarterly Financial Accounts published on the relevant Ordinary Publication Date or (ii) may be disclosed as a component of the Reviewed Interim Measurement published upon the instruction of the FINMA on the relevant Extraordinary Publication Date, as applicable. For the avoidance doubt, the term "**risk-weighted assets**" as used in this definition has the meaning assigned to such term in the BIS Regulations in effect as of the relevant Balance Sheet Date.

"**Business Day**" means a day (other than a Saturday or a Sunday) on which commercial banks and foreign exchange markets settle payments and are open for general business (including, without limitation, dealing in foreign exchange and foreign currency deposits) in London, New York and Zurich.

"**Calculation Agent**" means UBS AG, in its capacity as calculation agent for the Notes, and includes any successor Calculation Agent appointed in accordance with the terms of the Fiscal Agency Agreement.

"**Calculation Amount**" means USD 1,000.

"**Calculation Period**" means the relevant period for which interest is to be calculated from (and including) the first day in such period to (but excluding) the last day in such period.

"**Capital Adequacy Ordinance**" means the Ordinance concerning Capital Adequacy and Risk Diversification for Banks and Securities Dealers, which entered into force on 1 January 2013, and as amended from time to time, or any successor Swiss law or regulation.

"**Certificate**" means a Global Certificate and/or a Definitive Certificate, as the case may be.

"**CET1 Capital**" means, as of any Balance Sheet Date, the aggregate amount, in Swiss francs, of items that constitute common equity tier 1 capital of the Group as of such Balance Sheet Date, less any deductions from common equity tier 1 capital required to be made, in each case as determined by the Group Holding Company pursuant to the BIS Regulations applicable to the Group Holding Company as of such Balance Sheet Date, and as (i) disclosed in the Quarterly Financial Accounts published on the relevant Ordinary Publication Date or (ii) may be disclosed as a component of the Reviewed Interim Measurement published upon the instruction of the FINMA on the relevant Extraordinary Publication Date, as applicable. For the avoidance of doubt, the term "**common equity tier 1 capital**" as used in this definition has the meaning assigned to such term in the BIS Regulations in effect as of the relevant Balance Sheet Date.

"**CET1 Ratio**" means, as of any Balance Sheet Date, the CET1 Capital as of such Balance Sheet Date, divided by the BIS Risk Weighted Assets as of such Balance Sheet Date, expressed as a percentage, such ratio (or the components thereof) as determined by the Group Holding Company, and (i) as disclosed in the Quarterly Financial Accounts published on the relevant Ordinary Publication Date or (ii) constituting (or as disclosed in) the Reviewed Interim Measurement published upon the instruction of the FINMA on the relevant Extraordinary Publication Date, as applicable.

"**Clearstream, Luxembourg**" means Clearstream Banking S.A.

"**Compliant Securities**" means securities issued by UBS Group AG or any of its subsidiaries that have economic terms not materially less favourable to a Holder than these Terms and Conditions (as reasonably determined by the Issuer), *provided* that

(a) such securities (A) include terms that provide for the same interest rate and principal from time to time applying to the Notes, (B) rank *pari passu* with the Notes and (C) preserve any existing rights under these Terms and Conditions to any accrued and unpaid interest that has not been satisfied;

(b) where such securities are issued by a subsidiary of UBS Group AG, UBS Group AG has issued a guarantee for the benefit of the Holders on substantially the same terms as the Guarantee;

(c) where the Notes that have been substituted or amended were listed immediately prior to their substitution or amendment, the relevant securities are listed on (A) the SIX Swiss Exchange or (B) such other internationally recognised stock exchange selected by the Issuer; and

(d) where the Notes that have been substituted or amended were rated by a rating agency immediately prior to such substitution or amendment, each such rating agency has ascribed, or announced its intention to ascribe and publish, an equal or higher rating to the relevant securities.

"**Contingent Write-down**" means the events described in subclauses (i) through (iii) of clause (d) of Condition 8 (*Contingent Write-down*).

"**Day Count Fraction**" means, in respect of any period, the number of days in the relevant period divided by 360 calculated on a formula basis as follows:

$$\text{Day Count Fraction} = \frac{[360x(Y_2 - Y_1)] + [30x(M_2 - M_1)] + (D_2 - D_1)}{360}$$

where:

"**Y1**" is the year, expressed as a number, in which the first day of the Calculation Period falls;

"**Y2**" is the year, expressed as a number, in which the day immediately following the last day included in the Calculation Period falls;

"**M1**" is the calendar month, expressed as a number, in which the first day of the Calculation Period falls;

"**M2**" is the calendar month, expressed as number, in which the day immediately following the last day included in the Calculation Period falls;

"**D1**" is the first calendar day, expressed as a number, of the Calculation Period, unless such number would be 31, in which case D1 will be 30; and

"**D2**" is the calendar day, expressed as a number, immediately following the last day included in the Calculation Period, unless such number would be 31 and D1 is greater than 29, in which case D2 will be 30.

"**DEBA**" means the Swiss Federal Debt Enforcement and Bankruptcy Act of 11 April 1889, as amended from time to time.

"**Definitive Certificate**" has the meaning assigned to such term in subclause (c)(i) of Condition 2 (*Amount, Denomination and Form*).

"**Depositary**" means DTC or any other Relevant Clearing System outside of Switzerland designated as Depositary by the Issuer; *provided, however*, that, irrespective of the number of Regulation S Global Certificates and/or Rule 144A Global Certificates, as the case may be, outstanding, there will be no more than one Depositary for the Notes at any time.

"**Distributable Items**" means, in respect of an Interest Payment Date, the aggregate of (i) net profits carried forward and (ii) freely distributable reserves, in each case, less any amounts that must be contributed to legal reserves under applicable law, all in UBS Group AG's reporting currency and as appearing in the Relevant Accounts.

"**Distribution Compliance Period**" means the 40-day period commencing on (and including) the later of (i) the day on which the Notes are first offered to Persons other than distributors (as defined in Regulation S under the US Securities Act), and (ii) the day on which the closing of the offering of the Notes occurs.

"**DTC**" means The Depository Trust Company.

"**Euroclear**" means Euroclear Bank SA/NV.

"**Event of Default**" has the meaning assigned to such term in clause (a) of Condition 12 (*Events of Default*).

"**Existing Benchmark Rate**" has the meaning assigned to such term in clause (c) of Condition 6 (*Interest*).

"**Extraordinary Publication Date**" means the Business Day on which a Reviewed Interim Measurement is published upon the instruction of the FINMA, after the FINMA has determined that the conditions for issuing a Trigger Event Write-down Notice in accordance with Condition 8 (*Contingent Write-down*) have been met.

"**Extraordinary Trigger Event Notice Date**" has the meaning assigned to such term in subclause (b)(i) of Condition 8 (*Contingent Write-down*).

"**FBA**" means the Swiss Federal Act on Banks and Savings Institutions of 8 November 1934, as amended from time to time.

"**FINMA**" means the Swiss Financial Market Supervisory Authority FINMA and any successor thereto.

"**First Call Date**" means 31 January 2024.

"**Fiscal Agency Agreement**" means the fiscal agency agreement relating to the Notes, dated as of the Issue Date, among the Issuer, the Guarantor, the Fiscal Agent, the Registrar, the Calculation

Agent, the Swiss Paying Agent and the other Agents from time to time party thereto, as amended, supplemented or otherwise modified from time to time.

"**Fiscal Agent**" means Deutsche Bank Trust Company Americas, in its capacity as fiscal agent for the Notes, and includes any successor Fiscal Agent appointed in accordance with the terms of the Fiscal Agency Agreement.

"**Fixed Interest Rate**" means 7.00 per cent. per annum.

"**Former Residence**" has the meaning assigned to such term in subclause (a)(i)(E) of Condition 15 (*Issuer Substitution*).

"**Global Certificate**" means a Rule 144A Global Certificate and/or a Regulation S Global Certificate, as the case may be.

"**Going-Concern LR Requirement**" means a requirement under National Regulations for systemically relevant banks (*systemrelevante Banken*) to hold a minimum amount of going-concern capital (*Eigenmittel zur ordentlichen Weiterführung der Bank*), which amount is set by reference to the leverage ratio (*Höchstverschuldungsquote*) of such bank.

"**Going-Concern RWA Requirement**" means a requirement under National Regulations for systemically relevant banks (*systemrelevante Banken*) to hold a minimum amount of going-concern capital (*Eigenmittel zur ordentlichen Weiterführung der Bank*), which amount is set by reference to the risk weighted assets (*risikogewichtete Positionen*) of such bank.

"**Group**" means, at any time, the Group Holding Company and all its subsidiaries and other entities that are included in the Group Holding Company's consolidated capital adequacy reports prepared pursuant to National Regulations.

"**Group Holding Company**" means, at any time, the top Swiss holding company at such time of the financial group to which UBS Group AG belongs for purposes of preparing consolidated capital adequacy reports pursuant to National Regulations. As at the Issue Date, the Group Holding Company is UBS Group AG.

"**Guarantee**" has the meaning assigned to such term in clause (a) of Condition 5 (*Guarantee*).

"**Guarantee Event**" has the meaning assigned to such term in subclause (b)(ii) of Condition 15 (*Issuer Substitution*).

"**Guarantor**" means UBS Group AG in its capacity as guarantor of the Notes.

"**Guarantor Junior Obligations**" has the meaning assigned to such term in clause (b) of Condition 5 (*Guarantee*).

"**Guarantor Parity Obligations**" has the meaning assigned to such term in clause (b) of Condition 5 (*Guarantee*).

"**Guarantor Senior Obligations**" has the meaning assigned to such term in clause (b) of Condition 5 (*Guarantee*).

"**Higher-Trigger Amount**" means, as of any Publication Date, the sum of (i) the maximum portion of the aggregate principal amount, in Swiss francs, of all Higher-Trigger Contingent Capital, if any, outstanding on the relevant Balance Sheet Date that could be converted into equity and/or fully or partially written down, or otherwise operate to increase the CET1 Capital, if a Higher-Trigger Write-down/Conversion Notice were delivered in accordance with the terms thereof, and (ii) the maximum portion of the aggregate principal amount, in Swiss francs, of all Higher-Trigger Contingent Capital, if any, issued after the relevant Balance Sheet Date, but prior to such Publication Date, that could be converted into equity and/or fully or partially written down, or otherwise operate to increase the CET1 Capital, if a Higher-Trigger Write-down/Conversion Notice were delivered in accordance with the terms thereof, in the case of each of clauses (i) and (ii), as determined by UBS Group AG. For purposes of clause (ii) of this definition and, in the case of an Extraordinary Publication Date, clause (i) of this definition, the aggregate principal amount

of any Higher-Trigger Contingent Capital that is not denominated in Swiss francs will be converted into Swiss francs at the applicable prevailing exchange rate on the last Business Day preceding the relevant Publication Date, as determined by UBS Group AG. In the case of an Ordinary Publication Date, for purposes of clause (i) of this definition, the aggregate principal amount of any Higher-Trigger Contingent Capital that is not denominated in Swiss francs will be converted into Swiss francs at the applicable exchange rate used for such purposes in the relevant Quarterly Financial Accounts.

"**Higher-Trigger Contingent Capital**" means any instrument issued by, or any other obligation of, any member of the Group that (i) is issued or owed to holders that are not members of the Group and (ii) is required pursuant to its terms to be converted into equity and/or fully or partially written down, or otherwise operating to increase the CET1 Capital, when the CET1 Ratio (or equivalent capital measure of the Group described in the terms and conditions thereof) falls below a threshold that is higher than the Write-down Threshold (with respect to the relevant Higher-Trigger Contingent Capital, its "**Higher-Trigger Threshold**").

"**Higher-Trigger Threshold**" has the meaning assigned to such term in the definition of the term "**Higher-Trigger Contingent Capital**".

"**Higher-Trigger Write-down/Conversion Date**" has the meaning assigned to such term in the definition of the term "**Higher-Trigger Write-down/Conversion Notice**".

"**Higher-Trigger Write-down/Conversion Notice**" means a notice delivered pursuant to the terms of any Higher-Trigger Contingent Capital that notifies the holders thereof that the CET1 Ratio (or similar measure or other event described in the terms and conditions of such Higher-Trigger Contingent Capital) has fallen below its Higher-Trigger Threshold and, consequently, that such Higher-Trigger Contingent Capital will be converted into equity and/or fully or partially written down, or otherwise operate to increase the CET1 Capital, as applicable, as of a particular date (such date, the "**Higher-Trigger Write-down/Conversion Date**"). For the avoidance of doubt, if the terms and conditions of such Higher-Trigger Contingent Capital permit the FINMA to waive the conversion into equity and/or write-down of such Higher-Trigger Contingent Capital notwithstanding the fact that the CET1 Ratio (or similar measure or other event described in the terms and conditions of such Higher-Trigger Contingent Capital) has fallen below Higher-Trigger Threshold, the non-issuance of such a waiver by the FINMA between the relevant Publication Date and the Trigger Event Notice Date shall be deemed equivalent to the delivery of a Higher-Trigger Write-down/Conversion Notice for purposes of subclause (b)(ii) of Condition 8 (*Contingent Write-down*).

"**Holder**" means, with respect to any Note, the Person in whose name the Certificate representing such Note is registered in the Register. For the avoidance of doubt, with respect to Notes represented by a Global Certificate, no Indirect Holder or other Person will be a Holder for purposes of these Terms and Conditions, such Notes or the Guarantee or have any rights, or be owed any obligations by the Issuer or the Guarantor, under such Notes or the Guarantee.

"**Independent Adviser**" means an independent financial institution of international repute or other independent financial adviser experienced in the international capital markets, in each case, appointed by the Issuer at its own expense.

"**Independent Adviser Determination Cut-off Date**" has the meaning assigned to such term in subclause (c)(i) of Condition 6 (*Interest*).

"**Indirect Holder**" means, with respect to any Note represented by a Global Certificate, any Person (other than the Holder) that owns a beneficial interest in such Notes through a bank, broker or other financial institution that (i) participates in the book-entry system of SIS, DTC, Euroclear, Clearstream, Luxembourg and/or any other clearing system (each, a "**Relevant Clearing System**"), or (ii) holds an interest in such Note through a participant in the book-entry system of any Relevant Clearing System. No Indirect Holder will have any rights, or be owed any obligations by the Issuer or the Guarantor, under the Notes or the Guarantee.

"**Interest Payment Date**" has the meaning assigned to such term in subclause (a)(ii) of Condition 6 (*Interest*).

"**Interest Period**" means each period beginning on (and including) an Interest Payment Date (or, in the case of the first Interest Period, the Issue Date) and ending on (but excluding) the next Interest Payment Date.

"**Interest Rate**" means the Fixed Interest Rate and/or Reset Interest Rate, as the case may be.

"**Issue Date**" means 31 January 2019.

"**Issuer**" means UBS Group Funding (Switzerland) AG in its capacity as issuer of the Notes.

"**Junior Obligations**" means (i) all classes of share capital and participation securities (if any) of the Issuer and (ii) all other obligations of the Issuer that rank, or are expressed to rank, junior to claims in respect of the Notes and/or any Parity Obligation.

"**Margin**" means 4.344 per cent. per annum.

"**Mid Market Swap Rate**" means, in relation to a Reset Interest Period and the Reference Rate Determination Date in relation to such Reset Interest Period:

(a) the semi-annual-mid rate for US dollar swaps with a term of five years that appears on the Relevant Page as of the Relevant Time on such Reference Rate Determination Date; or

(b) if such rate does not appear on the Relevant Page at the Relevant Time on such Reference Rate Determination Date, the Reset Reference Bank Rate on such Reference Rate Determination Date.

"**Mid Market Swap Rate Quotations**" means the arithmetic mean of the bid and offered rates for the semi-annual fixed leg (calculated on a 30/360 day count basis) of a fixed-for-floating US dollar interest rate swap transaction that:

(a) has a term of five years commencing on the relevant Reset Date; and

(b) is in an amount that is representative for a single transaction in the relevant market at the relevant time with an acknowledged dealer of good credit in the swap market; and

(c) has a floating leg based on 6-month US dollar LIBOR (calculated on an Actual/360 day count basis).

"**National Regulations**" means, at any time, (i) the Swiss national banking and capital adequacy laws, and (ii) the capital adequacy regulations promulgated by the Swiss Federal Council (*Bundesrat*) or the FINMA and the interpretation thereof by the FINMA or any other competent Swiss authority, in the case of each of clauses (i) and (ii), directly applicable to UBS Group AG (and/or, if different, the Group Holding Company) and/or the Group at such time.

"**New Residence**" has the meaning assigned to such term in subclause (a)(i)(E) of Condition 15 (*Issuer Substitution*).

"**Notes**" means the USD 2,500,000,000 7.00 per cent. Tier 1 Capital Notes issued by the Issuer on the Issue Date.

"**Ordinary Publication Date**" means each Business Day on which Quarterly Financial Accounts are published.

"**Ordinary Shares**" means the registered ordinary shares of UBS Group AG.

"**Ordinary Trigger Event Notice Date**" has the meaning assigned to such term in subclause (b)(i) of Condition 8 (*Contingent Write-down*).

"**Parity Obligations**" means (i) all obligations of the Issuer in respect of Tier 1 Instruments (excluding any such obligations that rank, or are expressed to rank, junior to claims in respect of the Notes), and (ii) any other securities or obligations (including, without limitation, any guarantee, credit support agreement or similar undertaking) of the Issuer that rank, or are expressed to rank, *pari passu* with claims in respect of the Notes and/or any Parity Obligation.

"**Paying Agent**" has the meaning assigned to such term in subclause (c)(i) of Condition 9 (*Payments; Agents*).

"**Payment Business Day**" means a day (other than a Saturday or a Sunday) on which commercial banks and foreign exchange markets settle payments and are open for general business (including, without limitation, dealing in foreign exchange and foreign currency deposits) in London and New York.

"**Permitted Transactions**" means:

(a) repurchases, redemptions or other acquisitions of any Ordinary Shares in connection with (x) any employment contract, benefit plan or similar arrangement with, or for the benefit of, any employees, officers, directors or consultants of any member of the Group, (y) a dividend reinvestment or shareholder share purchase plan or (z) the issuance of any Ordinary Shares (or securities convertible into, or exercisable for, Ordinary Shares) as consideration for an acquisition consummated by any member of the Group;

(b) market-making in Ordinary Shares as part of the securities business of any member of the Group;

(c) purchases of fractional interests in any Ordinary Shares pursuant to the conversion or exchange provisions of (x) such Ordinary Shares or (y) any security convertible into, or exercisable for, Ordinary Shares;

(d) redemptions or repurchases of Ordinary Shares pursuant to any shareholders' rights plan; and

(e) distributions in cash or in kind on, or repurchases, redemptions or other acquisitions of, any Ordinary Shares as a part of any solvent reorganisation, reconstruction, amalgamation or merger of any member of the Group, so long as such member (or the successor entity resulting from such reorganisation, reconstruction, amalgamation or merger) continues to be a member of the Group.

"**Person**" means any individual, corporation, bank, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organisation or government or any agency or political subdivision thereof.

"**Public Sector**" means the government of, or a governmental agency or the central bank in, the country of incorporation of the Group Holding Company.

"**Publication Date**" means an Ordinary Publication Date or an Extraordinary Publication Date, as the case may be.

"**Quarterly Financial Accounts**" means (i) the financial statements of the Group (including, without limitation, the notes thereto) in respect of a financial quarter published by the Group Holding Company, which have been reviewed by the Auditor in accordance with the International Standards on Auditing; *provided, however*, that, if the financial statements of the Group in respect of the last quarter of any year are not so reviewed, the term "**Quarterly Financial Accounts**" in respect of such quarter will mean instead the annual financial statements of the Group (including, without limitation, the notes thereto) in respect of such year, which have been audited by the Auditor in accordance with the International Standards on Auditing and are published in the annual report of the Group Holding Company for such year, or (ii) in the event that the Group does not publish quarterly financial statements as described in clause (i) of this definition, the financial disclosures published by the Group pursuant to and in compliance with FINMA Circular 2016/01 "**Capital Adequacy Disclosures Banks**", as amended from time to time, or pursuant to and in compliance with any successor circular or regulation applicable to the Group Holding Company, *provided* that such financial disclosures are published for each financial quarter and the interim earnings included in such disclosures have been reviewed by the Auditor in accordance with International Standards on Auditing.

"**QIB**" has the meaning assigned to such term in subclause (b)(i) of Condition 2 (*Amount, Denomination and Form*).

"**Record Date**" means, with respect to any Scheduled Due Date, the last Relevant Banking Day immediately preceding such Scheduled Due Date.

"**Redemption Date**" has the meaning assigned to such term in subclause (e)(i) of Condition 7 (*Redemption and Purchase*).

"**Redemption Notice**" has the meaning assigned to such term in subclause (e)(i) of Condition 7 (*Redemption and Purchase*).

"**Reference Rate**" means, in relation to a Reset Interest Period, the Mid Market Swap Rate determined for such Reset Interest Period by the Calculation Agent on the relevant Reference Rate Determination Date.

"**Reference Rate Determination Date**" means, in relation to a Reset Interest Period, the day falling two Business Days prior to the Reset Date on which such Reset Interest Period commences.

"**Register**" means the register that the Issuer will procure to be kept by the Registrar in accordance with the provisions of the Fiscal Agency Agreement.

"**Registrar**" means Deutsche Bank Trust Company Americas, in its capacity as registrar for the Notes, and includes any successor Registrar appointed in accordance with the Fiscal Agency Agreement.

"**Regulation S Global Certificate**" has the meaning assigned to such term in subclause (b)(i) of Condition 2 (*Amount, Denomination and Form*).

"**Regulatory Event**" has the meaning assigned to such term in subclause (d)(ii) of Condition 7 (*Redemption and Purchase*).

"**Relevant Accounts**" means, in respect of any Interest Payment Date, the most recently published audited unconsolidated annual financial statements of UBS Group AG prepared in accordance with the Swiss Code.

"**Relevant Banking Day**" means a day other than a Saturday or Sunday, on which banks are open for business in the place of the Specified Office of the Registrar and the Fiscal Agent.

"**Relevant Clearing System**" has the meaning assigned to such term in the definition of the term "**Indirect Holder**".

"**Relevant Date**" means, with respect to any payment, (i) the date on which such payment first becomes due under the Notes (the "**Scheduled Due Date**"), or (ii) if the full amount of the money payable on the Scheduled Due Date has not been received by the Fiscal Agent on or before the Scheduled Due Date, the date on which the full amount of the money due on the Scheduled Due Date has been received by the Fiscal Agent.

"**Relevant Page**" means Reuters Screen "ISDAFIX1" or such other page as may replace it on Reuters or, as the case may be, on such other information service that may replace Reuters, in each case, as may be nominated by the Person providing or sponsoring the information appearing there for the purpose of displaying rates comparable to the Mid Market Swap Rate.

"**Relevant Time**" means 11:00 a.m. (New York City time).

"**Relevant Swiss Issuer**" means, at any time, any bank, or any member of a banking group (including, without limitation, the Group), that is subject to a Going-Concern LR Requirement and a Going-Concern RWA Requirement at such time.

"**Reset Date**" means the First Call Date and each day which falls on the fifth anniversary of the immediately preceding Reset Date.

"**Reset Interest Amount**" has the meaning assigned to such term in clause (b) of Condition 6 (*Interest*).

"**Reset Interest Period**" means each period from (and including) any Reset Date and ending on (but excluding) the next Reset Date.

"**Reset Interest Rate**" means, in relation to any Reset Interest Period, the sum of the Margin and the Reference Rate in relation to such Reset Interest Period.

"**Reset Reference Bank Rate**" means, in relation to a Reset Interest Period and the Reference Rate Determination Date in relation to such Reset Interest Period, the percentage rate determined on the basis of the Mid Market Swap Rate Quotations provided by the Reset Reference Banks to the Calculation Agent at approximately the Relevant Time on such Reference Rate Determination Date. If at least three quotations are provided, the Reset Reference Bank Rate will be the arithmetic mean of the quotations provided, eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest). If only two quotations are provided, the Reset Reference Bank Rate will be the arithmetic mean of the quotations provided. If only one quotation is provided, the Reset Reference Bank Rate will be the quotation provided. If no quotations are provided, the Reset Reference Bank Rate for the relevant Reset Interest Period will be (i) in the case of each Reset Interest Period other than the Reset Interest Period commencing on the First Call Date, the Mid Market Swap Rate in respect of the immediately preceding Reset Interest Period, or (ii) in the case of the Reset Interest Period commencing on the First Call Date, 2.656 per cent. per annum.

"**Reset Reference Banks**" means five major banks in the swap, money, securities or other market most closely connected with the Reference Rate, as selected by the Issuer after consultation with the Calculation Agent.

"**Reviewed Interim Measurement**" means an interim measurement of the CET1 Ratio, with respect to which the Auditor has performed procedures in accordance with the International Standard on Related Services (and relevant Swiss standards and practices) applicable to agreed-upon procedures engagements.

"**Rule 144A**" has the meaning assigned to such term in subclause (b)(i) of Condition 2 (*Amount, Denomination and Form*).

"**Rule 144A Global Certificate**" has the meaning assigned to such term in subclause (b)(i) of Condition 2 (*Amount, Denomination and Form*).

"**Scheduled Due Date**" has the meaning assigned to such term in the definition of the term "Relevant Date".

"**Senior Obligations**" means all obligations of the Issuer that are unsubordinated or that are subordinated and do not constitute either Junior Obligations or Parity Obligations.

"**SIS**" means SIX SIS Ltd.

"**Specified Office**" means (i) in the case of Deutsche Bank Trust Company Americas, as Fiscal Agent, Paying Agent, Registrar and Calculation Agent, Trust and Agency Services, 60 Wall Street, 16th Floor, New York, New York 10005, USA, (ii) in the case of UBS AG, as Swiss Paying Agent, Bahnhofstrasse 45, CH-8001 Zurich, Switzerland, and (iii) in the case of any other Agent, such office as is notified by the Issuer to the Holders in writing in accordance with Condition 14 (*Notices*) as soon as practicable after the appointment of such Agent, in the case of each of clauses (i), (ii) and (iii), or such other office as the relevant Agent may designate from time to time by providing notice to the Issuer and the Holders in writing in accordance with Condition 14 (*Notices*).

"**Substitute Issuer**" has the meaning assigned to such term in subclause (a)(i) of Condition 15 (*Issuer Substitution*).

"**Substitution Documents**" has the meaning assigned to such term in subclause (a)(i)(D) of Condition 15 (*Issuer Substitution*).

"**Substitution or Amendment Effective Date**" has the meaning assigned to such term in subclause (a)(iii) of Condition 13 (*Substitution and Amendment*).

"**Substitution or Amendment Notice**" has the meaning assigned to such term in subclause (a)(iii) of Condition 13 (*Substitution and Amendment*).

"**Swiss Code**" means the Swiss Code of Obligations, as amended from time to time.

"**Swiss Paying Agent**" has the meaning assigned to such term in subclause (c)(i) of Condition 9 (*Payments; Agents*).

"**Tax Event**" has the meaning assigned to such term in subclause (c)(ii) of Condition 7 (*Redemption and Purchase*).

"**Tax Jurisdiction**" means Switzerland.

"**Taxes**" has the meaning assigned to such term in clause (a) of Condition 10 (*Taxation*).

"**Tier 1 Capital**" means Additional Tier 1 Capital or any item that qualifies as common equity tier 1 capital pursuant to National Regulations.

"**Tier 1 Instruments**" means any and all (i) securities or other obligations (other than Tier 1 Shares) issued by UBS Group AG or (ii) shares, securities, participation securities or other obligations (other than Tier 1 Shares) issued by a subsidiary of UBS Group AG and having the benefit of a guarantee, credit support agreement or similar undertaking of UBS Group AG, each of which shares, securities, participation securities or other obligations described in clauses (i) and (ii) of this definition qualify, or are issued in respect of a security that qualifies, as Tier 1 Capital of the Group and/or UBS Group AG (without regard to quantitative limits on such capital) on a consolidated (*Finanzgruppe*) or on an unconsolidated (*Einzelinstitut*) basis.

"**Tier 1 Shares**" means all classes of share capital and participation certificates (if any) of UBS Group AG or any subsidiary of UBS Group AG that qualify as common equity tier 1 capital of the Group and/or UBS Group AG under National Regulations on a consolidated (*Finanzgruppe*) or on an unconsolidated (*Einzelinstitut*) basis.

"**Trigger Breach Determination Date**" has the meaning assigned to such term in subclause (b)(i) of Condition 8 (*Contingent Write-down*).

"**Trigger CET1 Ratio**" means, as of any Publication Date, (i) the sum of (x) the CET1 Capital as of the relevant Balance Sheet Date and (y) the Higher-Trigger Amount as of such Publication Date, divided by (ii) the BIS Risk Weighted Assets as of the relevant Balance Sheet Date, expressed as a percentage.

"**Trigger Event**" has the meaning assigned to such term in subclause (a)(ii) of Condition 8 (*Contingent Write-down*).

"**Trigger Event Notice Date**" means an Ordinary Trigger Event Notice Date or an Extraordinary Trigger Event Notice Date, as the case may be.

"**Trigger Event Write-down Date**" has the meaning assigned to such term in the definition of the term "**Trigger Event Write-down Notice**".

"**Trigger Event Write-down Notice**" means, with respect to any Publication Date, a notice (i) stating that (x) the Trigger CET1 Ratio as of such Publication Date is less than the Write-down Threshold, and (y) a Contingent Write-down will take place and (ii) specifying the date on which the Contingent Write-down will take place, which date shall, subject to postponement pursuant to subclause (b)(ii) of Condition 8 (*Contingent Write-down*), be no later than ten Business Days after the date of such notice (the "**Trigger Event Write-down Date**").

"**US Exchange Act**" means the US Securities and Exchange Act of 1934, as amended.

"**US Investment Company Act**" means the US Investment Company Act of 1940, as amended.

"**US Securities Act**" means the US Securities Act of 1933, as amended.

"**USD**" means US dollars.

"**Viability Event**" has the meaning assigned to such term in subclause (c)(ii) of Condition 8 (*Contingent Write-down*).

"**Viability Event Write-down Date**" has the meaning assigned to such term in subclause (c)(i) of Condition 8 (*Contingent Write-down*).

"**Viability Event Write-down Notice**" has the meaning assigned to such term in subclause (c)(i) of Condition 8 (*Contingent Write-down*).

"**Write-down Date**" means, with respect to any Contingent Write-down, the Trigger Event Write-down Date or Viability Event Write-down Date, as applicable.

"**Write-down Notice**" means, with respect to any Contingent Write-down, the relevant Trigger Event Write-down Notice or Viability Event Write-down Notice, as applicable.

"**Write-down Notice Date**" means, with respect to any Contingent Write-down, the date of the relevant Write-down Notice.

"**Write-down Threshold**" means 7 per cent.

2. AMOUNT, DENOMINATION AND FORM

(a) *Amount and denomination*

The initial aggregate principal amount of the Notes will be USD 2,500,000,000. The Notes will be issued to Holders in minimum denominations of USD 200,000 and integral multiples of USD 1,000 in excess thereof. The principal amount of the Notes may be written down in the circumstances and in the manner described in Condition 8 (*Contingent Write-down*). The Notes may only be held and transferred in minimum denominations of USD 200,000 and integral multiples of USD 1,000 in excess thereof.

(b) *Global Certificates*

(i) Notes that are initially sold in the United States to "qualified institutional buyers" (each, a "**QIB**") within the meaning of Rule 144A under the US Securities Act ("**Rule 144A**") are initially represented by one or more permanent registered global certificates (each, a "**Rule 144A Global Certificate**"), without interest coupons, deposited with the Fiscal Agent as custodian for, and registered in the name of Cede & Co. as nominee for, DTC. Notes that are initially sold in an "offshore transaction" within the meaning of Regulation S of the US Securities Act are initially represented by one or more permanent registered global certificates (each, a "**Regulation S Global Certificate**"), without interest coupons, deposited with the Fiscal Agent as custodian for, and registered in the name of Cede & Co. as nominee for, DTC, *provided* that upon such Regulation S Global Certificate's deposit, all beneficial interests in the Notes represented thereby are maintained at or through Euroclear and/or Clearstream, Luxembourg until expiration of the Distribution Compliance Period. The form of Regulation S Global Certificate and the form of Rule 144A Global Certificate are set out in the Fiscal Agency Agreement, which will be made available by the Registrar to any Holder upon request.

(ii) The aggregate principal amount of the Notes represented by each of the Global Certificates may from time to time be increased or decreased by adjustments made on the records of the Registrar. Each Global Certificate shall have affixed a schedule for the purpose of recording adjustments in the aggregate principal amount thereof; *provided, however*, that, in the event of a discrepancy between the principal amounts recorded on such schedule and the amounts listed on the records of the Registrar, the principal amounts listed on the records of the Registrar will control. Any beneficial interest of an Indirect Holder in any Note represented by one of the Global Certificates that is transferred to a Person who takes delivery in the form of a beneficial interest in such Note represented by another Global Certificate will, upon transfer, cease to be a beneficial interest in

such first Global Certificate and become a beneficial interest in the other Global Certificate and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other Global Certificate for as long as it retains such an interest.

(iii) The Holder of a Global Certificate may grant proxies and otherwise authorise any Person, including, without limitation, participants of DTC or another Relevant Clearing System and Persons that may hold interests through such participants, to take any action that a Holder is entitled to take under these Terms and Conditions or the Notes represented by such Global Certificate.

(iv) So long as the Notes are represented by one or more Global Certificates deposited with, or with a custodian for, the Depositary, although the Holders are the only Persons entitled to participate in, and vote at, any meeting of Holders, the Holder of a Global Certificate may grant proxies and otherwise authorise any Person, including, without limitation, participants of a Relevant Clearing System and Persons that may hold interests through such participants, to take any action that the Holder is entitled to take under these Terms and Conditions or the Notes, and nothing in these Terms and Conditions will prevent the Issuer, the Guarantor, the Agents or any of their respective agents from giving effect to any such proxies or other authorisations furnished by the Holder of a Global Certificate for purposes of this subclause (b)(iv). The Holder of a Global Certificate shall (i) obtain instructions from the relevant Indirect Holders in respect of any meeting of Holders, (ii) vote at such meeting in respect of each Note represented by such Global Certificate in accordance with the instructions received from the relevant Indirect Holder and (iii) abstain from representing any Note represented by such Global Certificate at a meeting of Holders for which it has not received an instruction from the relevant Indirect Holder. Only the Notes represented by such Global Certificate for which the Holder received an instruction by the relevant Indirect Holder to take part at a meeting of Holders will be deemed to be present or represented at such meeting.

(c) *Definitive Certificates*

(i) Definitive Notes in registered form (each, a "**Definitive Certificate**") shall be issued, and a Global Certificate will be exchanged, in whole, but not in part, for Definitive Certificates, if (and only if):

(A) the Depositary notifies the Issuer that it is no longer willing or able to discharge properly its responsibilities as depositary with respect to some or all of the Global Certificates, or ceases to be a "clearing agency" registered under the US Exchange Act; or

(B) at any time the Depositary is no longer eligible to act as such, or the Notes cease for any reason to be eligible for clearing through the Depositary, and the Issuer is unable to locate a qualified successor within 90 days of receiving notice of such ineligibility of the Depositary or of the Notes, as the case may be, from or on behalf of the Depositary; or

(C) issuance of the Definitive Certificates is required by Swiss or other applicable laws or regulations in connection with the enforcement of rights under the Notes; or

(D) the Issuer provides its consent.

(ii) If a Global Certificate is to be exchanged for Definitive Certificates pursuant to subclause (i) of this clause (c), the Issuer will procure the prompt delivery (free of charge) of Definitive Certificates to the Fiscal Agent, duly executed without interest coupons, registered in the names of the relevant Indirect Holders, addresses and denominations provided in a written notice to be given by the Depositary or the Issuer to the Fiscal Agent (which notice shall be given subject

to the Depositary's procedures and also specify the taxpayer identification number, if any, of each Person in whose name such Definitive Certificates are to be registered). Upon written direction of the Issuer, the Fiscal Agent will deliver such Definitive Certificates to the Holders thereof not later than five Business Days after receipt by the Fiscal Agent of the written notice provided by the Depositary (or the Issuer, as applicable) referred to above (and any other necessary information as the Fiscal Agent may reasonably request from the Issuer at such time). The Fiscal Agent shall promptly cancel and deliver to the Issuer the surrendered Global Certificates. The form of Definitive Certificate that will be issued in exchange for a beneficial interest in a Note represented by a Rule 144A Global Certificate and the form of Definitive Certificate that will be issued in exchange for a beneficial interest in a Note represented by a Regulation S Global Certificate are set out in the Fiscal Agency Agreement, which will be made available by the Registrar to any Holder upon request.

(iii) If Definitive Certificates have been issued pursuant to Condition 2(c), any Definitive Certificate that is lost, stolen, mutilated, defaced or destroyed may be replaced, subject to applicable laws and regulations, at the Specified Office of the Fiscal Agent upon payment by the claimant of the fees, costs and expenses incurred by the Fiscal Agent and the Issuer in connection therewith and on such terms as to evidence, security and indemnity (which may provide, among other things, that if the Definitive Certificate allegedly or actually lost, stole or destroyed is subsequently presented for payment there shall be paid to the Issuer on demand the amount payable by the Issuer in respect of such Definitive Certificate subsequently presented) as the Issuer may require. Mutilated or defaced Definitive Certificates must be surrendered before replacements will be issued.

3. TRANSFER

(a) *General*

(i) Subject to Conditions 3(b) and 3(c), title to Notes will pass on transfer by assignment (*Zession*) and due registration in the Register. All transfers of Notes and entries on the Register will be made subject to the provisions concerning transfers of Notes set forth in the Fiscal Agency Agreement, which will be made available by the Registrar to any Holder upon written request.

(ii) Transfers of Notes, or of beneficial interests in Notes represented by Global Certificates, may be made only in accordance with the legend set forth upon the face of the applicable Global Certificate or Definitive Certificate, and the Registrar will not be required to accept for registration of transfer any Note or beneficial interests in Notes except upon presentation of evidence satisfactory to the Fiscal Agent and the Registrar that such transfer is being made in compliance with such legend.

(iii) Transfers of Notes and the issue of new Global Certificates or Definitive Certificates, as the case may be, on transfer will be effected without charge by or on behalf of the Issuer or the Registrar, but upon payment of any tax or other governmental charges that may be imposed in relation to the transfer (or the giving of such indemnity as the Fiscal Agent or the Registrar may require) by the Holder.

(iv) No Holder may require the transfer of a Note to be registered (x) if the Notes are to be redeemed pursuant to Condition 7 (*Redemption and Purchase*), during the period of 15 days ending on (and including) the relevant Redemption Date, or (y) during the period of 15 days ending on (and including) the Record Date for any Interest Payment Date.

(v) No Person (including any Indirect Holder) other than the Holder(s) will have any rights, or be owed any obligations by the Issuer or the Guarantor, under the Notes

or the Guarantee. Payments of principal, interest or any other amount in respect of Notes will be made only to the Person shown on the Register as the registered holder of such Note (i.e., the Holder) at close of business on the relevant Record Date.

(b) *Transfer of Notes represented by a Global Certificate*

(i) Global Certificates may be transferred only in whole, but not in part, and only to a Relevant Clearing System or any of their respective successors or nominees except as provided below. Beneficial interests of Indirect Holders in Notes represented by Global Certificates will be transferred only in accordance with the rules and procedures of such Relevant Clearing System, the provisions of the Fiscal Agency Agreement and this Condition 3(b).

(ii) A beneficial interest in a Note represented by a Regulation S Global Certificate may be transferred to a Person who takes delivery in the form of a beneficial interest in a Note represented by a Rule 144A Global Certificate during the Distribution Compliance Period, only if such exchange occurs in connection with a transfer of beneficial interests in the Notes pursuant to Rule 144A and the transferor first delivers to the Fiscal Agent and the Registrar a written certificate substantially in the form of a certificate available on request from the Registrar to the effect that the beneficial interests in the Notes are being transferred to a Person who the transferor reasonably believes is a QIB within the meaning of Rule 144A under the US Securities Act, purchasing the beneficial interests in the Notes for its own account or the account of a QIB in a transaction meeting the requirements of Rule 144A and in accordance with all applicable securities laws of the states of the United States and other jurisdictions.

(iii) A beneficial interest in a Note represented by a Rule 144A Global Certificate may be transferred to a Person who takes delivery in the form of a beneficial interest in a Note represented by a Regulation S Global Certificate, whether before or after the expiration of the Distribution Compliance Period, only if the transferor first delivers to the Fiscal Agent and the Registrar a written certificate substantially in the form of a certificate available on request from the Registrar to the effect that the transfer is being conducted in compliance with Rule 903 or Rule 904 of Regulation S under the US Securities Act.

(iv) Until the termination of the Distribution Compliance Period, beneficial interests in any Regulation S Global Certificate may be held only through participants acting for and on behalf of Euroclear and/or Clearstream, Luxembourg, *provided* that this subclause (iv) shall not prohibit any transfer in accordance with subclause (ii) of this Condition 3(b).

(c) *Transfer of Notes represented by a Definitive Certificate*

(i) If and when Definitive Certificates have been issued pursuant to Condition 2(c), one or more Notes may be transferred only in accordance with the legends set forth upon the face of the relevant Definitive Certificate and only upon the surrender (at the Specified Office of the Registrar) of the Definitive Certificate representing such Notes to be transferred, together with the form of transfer attached to such Definitive Certificate (or another form of transfer substantially in the same form and containing the same representations and certifications (if any), unless otherwise agreed by the Issuer), duly completed and executed and any other evidence as the Fiscal Agent and the Registrar may reasonably require. A new Definitive Certificate shall be issued to the transferee in respect of the Notes that are the subject of the relevant transfer and, in the case of a transfer of part only of a holding of Notes represented by one Definitive Certificate, a new Definitive Certificate in respect of the balance of the Notes not transferred shall be issued to the transferor. In the case of a transfer of Notes to a Person who is already a Holder, a new Definitive Certificate representing the enlarged holding

may be issued but only against surrender of the Definitive Certificate representing the existing holding of such Person.

(ii) Each new Definitive Certificate to be issued pursuant to Condition 2(c) shall be available for delivery within three Relevant Banking Days of receipt of the form of transfer and surrender of the relevant Definitive Certificate. Delivery of new Definitive Certificate(s) will be made at the Specified Office of the Fiscal Agent to whom delivery and surrender of such form of transfer and Definitive Certificate or, as the case may be, surrender of such Definitive Certificate, will have been made or, at the option of the relevant Holder and as specified in the relevant form of transfer or otherwise in writing, be mailed by uninsured post at the risk of the Holder entitled to the new Definitive Certificate to such address as may be so specified, unless such Holder requests otherwise and pays in advance to the Fiscal Agent the costs of such other method of delivery and/or such insurance as it may specify.

(d) *Rule 144A*

Each Note that is initially sold in the United States to a QIB will not be registered under the US Securities Act, or with any securities regulatory authority of any state or other jurisdiction of the United States and may not be sold, pledged or otherwise transferred, except (w) in accordance with Rule 144A to a Person that the Holder and any Person acting on its behalf reasonably believe is a QIB that is acquiring the Notes for its own account or for the account of one or more QIBs, (i) in an offshore transaction in accordance with Rule 903 or 904 of Regulation S under the US Securities Act, (ii) pursuant to an exemption from registration under Rule 144 under the US Securities Act, or in accordance with another exemption from, or in a transaction not subject to, registration under the US Securities Act, if available, or (iii) pursuant to an effective registration statement under the US Securities Act, in each case, in accordance with any applicable securities laws of any state of the United States.

4. STATUS AND SUBORDINATION

(a) *Status*

The Notes constitute direct, unsecured and subordinated obligations of the Issuer and rank *pari passu* and without any preference among themselves. The rights and claims of the Holders against the Issuer under the Notes are subordinated as described in clause (b) of this Condition 4.

(b) *Subordination*

In the event of (i) a Bankruptcy Event with respect to the Issuer or (ii) an order being made, or an effective resolution being passed, for the liquidation or winding-up of the Issuer (except, in any such case, a solvent liquidation or winding-up of the Issuer solely for the purposes of a reorganisation, reconstruction or amalgamation of the Issuer or the substitution in place of the Issuer of a successor in business to the Issuer, the terms of which reorganisation, reconstruction, amalgamation or substitution (x) have previously been approved by a valid resolution of the Holders and (y) do not provide that the Notes shall become redeemable in accordance with these Terms and Conditions), the rights and claims of the Holders against the Issuer in respect of or arising under (including, without limitation, any damages awarded for breach of any obligation under) the Notes will, subject to any obligations that are mandatorily preferred by law, rank (A) junior to the rights and claims of all holders of Senior Obligations, (B) *pari passu* with the rights and claims of holders of Parity Obligations and (C) senior to the rights and claims of holders of Junior Obligations; *provided, however*, that, if a Bankruptcy Event with respect to the Guarantor has occurred pursuant to clause (i) or (iv) of the definition thereof, any amount payable to Holders in respect of or arising under the Notes (including, for the avoidance of doubt, under the Guarantee) shall not exceed the amount per Note that would be paid on a liquidation distribution out of the assets of the Guarantor had the Notes and any Parity Obligations ranked *pari passu* with Guarantor Parity Obligations.

(c) *Claims subject to a Contingent Write-down*

Any claim of any Holder in respect of or arising under the Notes (including, without limitation, any claim in relation to any unsatisfied payment obligation of the Issuer subject to enforcement by any Holder pursuant to Condition 12 (*Events of Default*) or in relation to the occurrence of any other Event of Default) will be subject to, and superseded by, clause (d) of Condition 8 (*Contingent Write-down*), irrespective of whether the relevant Write-down Notice has been given prior to or after the occurrence of an Event of Default or any other event.

5. **GUARANTEE**

(a) *Guarantee of the Notes*

The Guarantor has, pursuant to and in accordance with the terms and conditions of a guarantee dated as of the Issue Date, and governed by Swiss law (the "**Guarantee**"), undertaken for the benefit of the Holders irrevocably and unconditionally to guarantee the payment of principal and interest and any other amounts due under the Notes. The obligations of the Guarantor under the Guarantee constitute direct and unsecured obligations of the Guarantor, subordinated as described in clause (b) of this Condition 5. Upon the occurrence of a Contingent Write-down, the Guarantee will cease to exist as of the relevant Write-down Date and all rights of any Holder for payment of any amounts under the Guarantee will become null and void, irrespective of whether such amounts have become due and payable prior to, or whether any Holder has requested payment of such amounts from the Guarantor under the Guarantee prior to, the relevant Write-down Notice Date or the Write-down Date. Upon the occurrence of an Automatic Issuer Substitution or if the Issuer voluntarily substitutes the Guarantor for itself as principal debtor under the Notes in accordance with clause (a) of Condition 15 (*Issuer Substitution*), the Guarantee will cease to exist.

(b) *Subordination*

The Guarantee provides that in the event of (i) a Bankruptcy Event with respect to the Guarantor or (ii) an order being made, or an effective resolution being passed, for the liquidation or winding-up of the Guarantor (except, in any such case, a solvent liquidation or winding-up of the Guarantor solely for the purposes of a reorganisation, reconstruction or amalgamation of the Guarantor or the substitution in place of the Guarantor of a successor in business to the Guarantor, the terms of which reorganisation, reconstruction, amalgamation or substitution (x) have previously been approved by a valid resolution of the Holders and (y) do not provide that the Notes shall become redeemable in accordance with these Terms and Conditions), the rights and claims of the Holders against the Guarantor in respect of or arising under (including, without limitation, any damages awarded for breach of any obligation under) the Guarantee will, subject to any obligations that are mandatorily preferred by law, rank (A) junior to the rights and claims of all holders of Guarantor Senior Obligations, (B) *pari passu* with the rights and claims of holders of Guarantor Parity Obligations and (C) senior to the rights and claims of holders of Guarantor Junior Obligations.

For purposes of this Condition 5,

(i) "**Guarantor Junior Obligations**" means (A) all classes of share capital and participation securities (if any) of the Guarantor and (B) all other obligations of the Guarantor that rank, or are expressed to rank, junior to claims in respect of the Guarantee and/or any Guarantor Parity Obligation.

(ii) "**Guarantor Parity Obligations**" means (A) all obligations of the Guarantor in respect of Tier 1 Instruments (excluding any such obligations that rank, or are expressed to rank, junior to claims in respect of the Guarantee), and (B) any other securities or obligations (including, without limitation, any guarantee, credit support agreement or similar undertaking) of the Guarantor that rank, or are

expressed to rank, *pari passu* with claims in respect of the Guarantee and/or any Guarantor Parity Obligation.

(iii) **"Guarantor Senior Obligations"** means all obligations of the Guarantor that are unsubordinated or that are subordinated and do not constitute either Guarantor Junior Obligations or Guarantor Parity Obligations.

(c) *Consolidation, merger or sale*

The Guarantor has agreed pursuant to the Guarantee that it will not consolidate with, merge with or into, or sell, convey, transfer or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially as an entirety in one transaction or a series of related transactions) to, any Person (other than with, into or to the Issuer or any other Person of which at least 95 per cent. of such Person's capital and voting rights are held, directly or indirectly, by the Guarantor) or permit any Person to merge with or into the Guarantor unless (i) the Guarantor will be the continuing Person, or (ii) the Person formed by such consolidation or into which the Guarantor is merged or that acquired such property and assets of the Guarantor expressly assumes in writing (or, in the case of an acquisition of property and assets, guarantees) all of the obligations of the Guarantor under the Guarantee.

6. **INTEREST**

(a) *Interest Payment Dates*

(i) Subject to Condition 8 (*Contingent Write-down*) and clause (h) of this Condition 6, the Notes will bear interest on their principal amount (A) from (and including) the Issue Date to (but excluding) the First Call Date, at the Fixed Interest Rate, and (B) thereafter, at the applicable Reset Interest Rate.

(ii) Subject to Condition 8 (*Contingent Write-down*) and clause (i) of this Condition 6, interest on the Notes will be payable semi-annually in arrear on 31 January and 31 July of each year (each, an **"Interest Payment Date"**), commencing on 31 July 2019.

(b) *Determination of Reference Rate in relation to a Reset Interest Period*

With respect to each Reset Interest Period and subject to clause (c) of this Condition 6, the Calculation Agent will, as soon as practicable after the Relevant Time on the Reference Rate Determination Date in relation to such Reset Interest Period, determine the Reference Rate and the Reset Interest Rate for such Reset Interest Period and calculate the amount of interest payable per Calculation Amount on the Interest Payment Date in relation to each Interest Period falling in such Reset Interest Period (each, a **"Reset Interest Amount"**).

(c) *Benchmark replacement*

If the Issuer (in consultation with the Calculation Agent) determines prior to any Reference Rate Determination Date that the rate referred to in clause (a) of the definition of Mid Market Swap Rate (the **"Existing Benchmark Rate"**) has been discontinued, then the following provisions shall apply (subject to the subsequent operation of this clause (c)):

(i) the Issuer shall use reasonable endeavours to appoint an Independent Adviser to determine in the Independent Adviser's discretion, in accordance with subclause (iv) below, an alternative rate (the **"Alternative Benchmark Rate"**) no later than three Business Days prior to the Reference Rate Determination Date relating to the next succeeding Reset Interest Period (such Business Day, the **"Independent Adviser Determination Cut-off Date"**, and such next succeeding Reset Interest Period, the **"Affected Reset Interest Period"**) for purposes of determining the Mid Market Swap Rate in respect of the Affected Reset Interest Period and all Reset Interest Periods thereafter;

(ii) if prior to the Independent Adviser Determination Cut-off Date the Issuer is unable to appoint an Independent Adviser or the Independent Adviser appointed by the Issuer fails to determine an Alternative Benchmark Rate in accordance with subclause (iv) below, then the Issuer (in consultation with the Calculation Agent) may determine in its discretion, in accordance with subclause (iv) below, the Alternative Benchmark Rate for purposes of determining the Mid Market Swap Rate in respect of the Affected Reset Interest Period and all Reset Interest Periods thereafter;

(iii) if subclause (ii) above applies and the Issuer is unable or unwilling to determine the Alternative Benchmark Rate prior to the Reference Rate Determination Date relating to the Affected Reset Interest Period in accordance with subclause (iv) below, the Mid Market Swap Rate in respect of the Affected Reset Interest Period will be equal to the Mid Market Swap Rate in respect of the immediately preceding Reset Interest Period (or, if there is no preceding Reset Interest Period, the Reset Interest Rate applicable to the Affected Reset Interest Period will be equal to the Fixed Interest Rate); *provided, however*, that, if this subclause (iii) applies to the Affected Reset Interest Period, the Mid Market Swap Rate for all succeeding Reset Interest Periods shall be the Mid Market Swap Rate applicable to the Affected Reset Interest Period as determined in accordance with this subclause (iii) unless (A) the Issuer, in its sole discretion, elects to determine an Alternative Benchmark Rate in respect of any such succeeding Reset Interest Period and all Reset Interest Periods thereafter in accordance with the processes set out in this clause (c), and (B) an Alternative Benchmark Rate is so determined;

(iv) in the case of any determination of an Alternative Benchmark Rate pursuant to subclause (i) or (ii) above, the Alternative Benchmark Rate shall be such rate as the Independent Adviser or the Issuer (in consultation with the Calculation Agent and acting in good faith and a commercially reasonable manner), as applicable, determines in its reasonable discretion has replaced the Existing Benchmark Rate in customary market usage, or, if the Independent Adviser or the Issuer, as applicable, determines in its reasonable discretion that there is no such rate, such other rate as the Independent Adviser or the Issuer (in consultation with the Calculation Agent and acting in good faith and a commercially reasonable manner) determines in its reasonable discretion is most comparable to the Existing Benchmark Rate; and

(v) if the Independent Adviser or the Issuer determines an Alternative Benchmark Rate in accordance with the above provisions of this clause (c),

(A) the Independent Adviser (in the case of subclause (2) below, in consultation with the Issuer) or the Issuer (as the case may be) shall also, following consultation with the Calculation Agent, determine in its reasonable discretion (1) the method for obtaining the Alternative Benchmark Rate, including the screen page on or source from which the Alternative Benchmark Rate appears or is obtained (the "**Alternative Relevant Page**"), and the time at which the Alternative Benchmark Rate appears on, or is obtained from, the Alternative Relevant Page (the "**Alternative Relevant Time**"), (2) whether to apply an Adjustment Spread to the Alternative Benchmark Rate and, if so, the Adjustment Spread, which Adjustment Spread must be recognised or acknowledged as being in customary market usage in international debt capital markets transactions that reference the Existing Benchmark Rate, where such rate has been replaced by the Alternative Benchmark Rate, and (3) any alternative method for determining the Mid Market Swap Rate if such Alternative Benchmark Rate is unavailable on the relevant Reset Determination Date, which alternative method shall be consistent with any Alternative Benchmark Rate that has broad market support;

(B) for the Affected Reset Interest Period and all Reset Interest Periods thereafter, (1) clause (a) of the definition of Mid Market Swap Rate shall

be amended as contemplated in clause (b) of Condition 13 (*Substitution and Amendment*) to give effect to the determination described in subclause (A)(1) above and any Adjustment Spread determined pursuant to subclause (A)(2) above, and (2) clause (b) of the definition of Mid Market Swap Rate shall be amended as contemplated in clause (b) of Condition 13 (*Substitution and Amendment*) to give effect to the determination described in subclause (A)(3) above;

(C) references to the Relevant Page and to the Relevant Time in these Terms and Conditions shall be deemed to be references to the Alternative Relevant Page and the Alternative Relevant Time;

(D) if any changes to the definitions of Day Count Fraction, Business Day, Payment Business Day and/or Reference Rate Determination Date are necessary in order to implement the amendments described in subclause (B) above and, if so, such definitions shall be amended as contemplated in clause (b) of Condition 13 (*Substitution and Amendment*) to reflect such changes; and

(E) the Issuer shall promptly give notice to the Holders in accordance with Condition 14 (*Notices*) specifying the Alternative Benchmark Rate (including any Adjustment Spread determined pursuant to subclause (A)(2) above), the Alternative Relevant Page, the Alternative Relevant Time, any alternative method for determining the Mid Market Swap Rate described in subclause (A)(3) above, and any amendments implemented pursuant to clause (b) of Condition 13 (*Substitution and Amendment*) as described in subclause (D) above.

(d) *Publication of Reset Interest Rate and interest amount payable upon redemption*

With respect to each Reset Interest Period, as soon as practicable after such determination but in any event not later than the relevant Reset Date, the Calculation Agent will cause (i) the relevant Reset Interest Rate and the relevant Reset Interest Amount determined by it, together with the Interest Payment Date in relation to each Interest Period falling in such Reset Interest Period, to be notified to the Issuer and the Paying Agents and (ii) the relevant Reset Interest Rate determined by it to be notified to any stock exchange or other relevant authority on which the Notes are at the relevant time listed and to be published in accordance with Condition 14 (*Notices*).

The Calculation Agent shall calculate any interest amount payable on the Redemption Date (if the Notes are to be redeemed pursuant to Condition 7 (*Redemption and Purchase*) and cause such interest amount to be notified to Issuer and the Paying Agents and to any stock exchange or other relevant authority on which the Notes are at the relevant time listed and to be published in accordance with Condition 14 (*Notices*) no later than two Business Days prior to the Redemption Date.

(e) *Calculation of amount of interest per Calculation Amount*

Subject to Condition 8 (*Contingent Write-down*) and clause (i) of this Condition 6:

(i) the amount of interest payable on each Interest Payment Date from the Issue Date to (but excluding) the First Call Date in respect of the Notes will be USD 35.00 per Calculation Amount; and

(ii) if interest is required to be paid in respect of a Note on any other date (including, for the avoidance of doubt, the Reset Interest Amount), the amount of interest payable per Calculation Amount will be calculated by:

(A) applying the applicable Interest Rate to the Calculation Amount;

(B) multiplying the product thereof by the Day Count Fraction; and

(C) rounding the resulting figure to the nearest cent (half a cent being rounded upwards).

(f) *Calculation of amount of interest per Note*

Subject to Condition 8 (*Contingent Write-down*) and clause (i) of this Condition 6, the amount of interest payable in respect of a Note will be the product of:

(i) the amount of interest per Calculation Amount; and

(ii) the number by which the Calculation Amount is required to be multiplied to equal the denomination of such Note.

(g) *Notifications, etc. to be final*

All notifications, opinions, determinations, certificates, calculations, quotations and decisions given, expressed, made or obtained for the purposes this Condition 6, whether by the Reset Reference Banks (or any of them) or the Calculation Agent, will (in the absence of wilful default, bad faith and manifest error) be binding on the Issuer, the Guarantor, the Calculation Agent, the Paying Agents and the Holders and (in the absence of wilful default and bad faith) no liability to the Issuer, the Guarantor or the Holders will attach to the Reset Reference Banks (or any of them) or the Calculation Agent in connection with the exercise or non-exercise by the Calculation Agent of its powers, duties and discretions under this Condition 6.

(h) *Accrual of interest in the case of redemption or a Write-down Event*

(i) Subject to Condition 8 (*Contingent Write-down*), if the Notes are to be redeemed pursuant to clause (b), (c) or (d) of Condition 7 (*Redemption and Purchase*), interest on the Notes will accrue up to (but excluding) the relevant Redemption Date, and will cease to accrue on such Redemption Date; *provided, however*, that if the payment with respect to any Note is improperly withheld or refused on such Redemption Date, interest will continue to accrue on the principal amount of such Note (both before and after judgment) at the relevant Interest Rate to the Relevant Date.

(ii) Upon the occurrence of a Write-down Event, interest on the Notes will cease to accrue and any accrued and unpaid interest as at the time of such Write-down Event (whether or not due and payable) will be written down to zero in accordance with Condition 8 (*Contingent Write-down*).

(i) *Cancellation of interest; prohibited interest*

(i) The Issuer may, at its discretion, elect to cancel all or part of any payment of interest on the Notes (including, for the avoidance of doubt, any related Additional Amounts) that is otherwise scheduled to be paid on an Interest Payment Date. This subclause (i)(i) is without prejudice to the provisions of subclause (i)(ii) of this Condition 6. Non-payment of any amount of interest by the Issuer to the Fiscal Agent will constitute evidence of cancellation of the relevant payment, whether or not notice of cancellation has been given by the Issuer.

If practicable, the Issuer shall provide notice of any cancellation of interest (in whole or in part) pursuant to this subclause (i)(i) to the Holders on or prior to the relevant Interest Payment Date. If practicable, the Issuer shall endeavour to provide such notice at least five Business Days prior to the relevant Interest Payment Date. Failure to provide such notice will not have any impact on the effectiveness of, or otherwise invalidate, any such cancellation of interest, or give Holders any rights as a result of such failure.

(ii) The Issuer will be prohibited from making, in whole or in part, any payment of interest on the Notes (including, for the avoidance of doubt, any related

Additional Amounts) on the relevant Interest Payment Date if and to the extent that:

(A) the amount of Distributable Items as at such Interest Payment Date is less than the sum of (1) the amount of such interest payment, plus (2) all other payments (other than redemption payments) made by the Issuer or the Guarantor on or in respect of the Notes or any Parity Obligations, Guarantor Parity Obligations, Junior Obligations or Guarantor Junior Obligations since the balance sheet date of the Relevant Accounts and prior to such Interest Payment Date, plus (3) all payments (other than redemption payments) payable by the Issuer or the Guarantor on such Interest Payment Date on or in respect of any Parity Obligations, Guarantor Parity Obligations, Junior Obligations or Guarantor Junior Obligations, in the case of each of clauses (1), (2) and (3), excluding any portion of such payments already accounted for in determining the amount of such Distributable Items; and/or

(B) UBS Group AG is not, or will not immediately after the relevant payment of interest be, in compliance with all applicable minimum capital adequacy requirements of the National Regulations on a consolidated (*Finanzgruppe*) basis (for the avoidance of doubt, it being understood that such minimum requirements will reflect any reduction in such requirements granted by the FINMA to the Group pursuant to the Capital Adequacy Ordinance); and/or

(C) the FINMA has required the Issuer not to make such interest payment.

The Issuer shall deliver a certificate signed by the Authorised Signatories to the Fiscal Agent and shall give notice in accordance with Condition 14 (*Notices*) to the Holders, in each case as soon as practicable following any determination that interest is required to be cancelled pursuant to this subclause (i)(ii) or, where no such prior determination is made, promptly following any Interest Payment Date on which interest was scheduled to be paid if such interest is being cancelled in accordance with this subclause (i)(ii), to such effect setting out brief details as to the amount of interest being cancelled and the reason therefor. Failure to provide such certificate and notice will not have any impact on the effectiveness of, or otherwise invalidate, any such cancellation or give any Holder any rights as a result of such failure.

(iii) If, on any Interest Payment Date, any payment of interest scheduled to be made on such date is not made in full pursuant to subclause (i)(i) or subclause (i)(ii) of this Condition 6, the Issuer shall procure that UBS Group AG shall not, directly or indirectly,

(A) recommend to holders of Ordinary Shares that any dividend or other distribution in cash or in kind (other than in the form of Ordinary Shares) be paid or made on any Ordinary Shares; and

(B) redeem, purchase or otherwise acquire any Ordinary Shares other than as a Permitted Transaction,

in each case unless and until (x) the interest payment due and payable on the Notes on any subsequent Interest Payment Date has been paid in full (or an amount equal to the same has been paid in full to a designated third party trust account for the benefit of the Holders prior to payment by the trustee thereof to the Holders on such subsequent Interest Payment Date) or, if earlier, (y) all outstanding Notes have been cancelled in accordance with these Terms and Conditions.

(iv) Payments of interest on the Notes are not cumulative. Notwithstanding any other provision in these Terms and Conditions, the cancellation or non-payment of any interest amount by virtue of this Condition 6(i) will not constitute a default for

any purpose (including, without limitation, Condition 12 (*Events of Default*) on the part of the Issuer. Any interest payment not paid by virtue of this Condition 6(i) will not accumulate or be payable at any time thereafter, and Holders will have no right thereto.

(v) If UBS Group AG determines, after consultation with the FINMA, that the Notes do not, or will cease to, fully qualify as Additional Tier 1 Capital, (A) the Issuer shall not, to the extent permitted under National Regulations, exercise its discretion pursuant to subclause (i)(i) of this Condition 6 to cancel any interest payments due on the Notes on any Interest Payment Date following the occurrence of such determination, and (B) the Issuer shall give notice to the Holders in accordance with Condition 14 (*Notices*) as soon as practicable after such determination stating that the Issuer may no longer exercise its discretion pursuant to subclause (i)(i) of this Condition 6 to cancel any interest payments as from the date of such notice.

7. **REDEMPTION AND PURCHASE**

(a) *No fixed redemption date*

The Notes are perpetual securities in respect of which there is no fixed redemption date. Unless previously redeemed or purchased and cancelled in accordance with this Condition 7 and subject to Condition 8 (*Contingent Write-down*), the Notes are perpetual and may only be redeemed or purchased in accordance with this Condition 7.

(b) *Redemption at the option of the Issuer*

Subject to clause (e) of this Condition 7, the Issuer may elect, in its sole discretion, to redeem the Notes, in whole but not in part, on the First Call Date or on any other Interest Payment Date thereafter at their aggregate principal amount, together with any accrued and unpaid interest thereon to (but excluding) the First Call Date or such other Interest Payment Date, as applicable.

(c) *Redemption due to a Tax Event*

(i) Subject to clause (e) of this Condition 7, upon the occurrence of a Tax Event at any time after the Issue Date, the Issuer may elect, in its sole discretion, to redeem the Notes, in whole but not in part, on the relevant Redemption Date at their aggregate principal amount, together with any accrued and unpaid interest thereon to (but excluding) such Redemption Date.

(ii) A "**Tax Event**" will have occurred if the Issuer in making any payments on the Notes or (if a demand were to be made under the Guarantee) the Guarantor in making any payments under the Guarantee (A) has paid, or will or would on the next payment date be required to pay, Additional Amounts, or (B) has paid, or will or would be required to pay, any additional Tax in respect of the Notes or the Guarantee, as applicable, in the case of each of clauses (A) and (B), under the laws or regulations of a Tax Jurisdiction or any political subdivision thereof or any authority of or in a Tax Jurisdiction or any political subdivision thereof having the power to impose, levy, collect, withhold or assess Taxes, including, without limitation, any treaty to which a Tax Jurisdiction is a party, or any generally published application or interpretation of such laws (including, without limitation, a decision of any court or tribunal, any generally published application or interpretation of such laws by any relevant tax authority or any generally published pronouncement by any relevant tax authority), and the Issuer or the Guarantor, as the case may be, cannot avoid the foregoing by taking measures reasonably available to it.

(d) *Redemption due to a Regulatory Event*

(i) Subject to clause (e) of this Condition 7, upon the occurrence of a Regulatory Event at any time after the Issue Date, the Issuer may elect, in its sole discretion,

to redeem the Notes, in whole but not in part, on the relevant Redemption Date at their aggregate principal amount, together with any accrued and unpaid interest thereon to (but excluding) such Redemption Date.

(ii) A "**Regulatory Event**" will have occurred if any of the Notes ceases to be eligible in full to be (A) treated as Additional Tier 1 Capital, and/or (B) counted towards either the Going-Concern LR Requirement or the Going-Concern RWA Requirement (or both).

(e) *Conditions for redemption*

(i) If the Issuer elects to redeem the Notes pursuant to clause (b), (c) or (d) of this Condition 7, the Issuer shall give the Holders not less than 30 and not more than 60 days' prior notice in accordance with Condition 14 (*Notices*) (a "**Redemption Notice**"), which notice shall, subject to clause (f) of this Condition 7, be irrevocable and specify (x) the clause of this Condition 7 pursuant to which the redemption is to be made, (y) if any Definitive Certificates have been issued, the method by which Notes to be redeemed will be tendered, and (z) the date (which date shall be a Payment Business Day) on which the Issuer will redeem the Notes pursuant to such clause of this Condition 7 (such specified date, the "**Redemption Date**").

(ii) The Issuer may only redeem the Notes pursuant to clause (b) or (c) of this Condition 7 on the relevant Redemption Date if the FINMA has approved such redemption on or prior to such Redemption Date, if such approval is then required under applicable Swiss laws and regulations.

(iii) The Issuer may only redeem the Notes pursuant to any clause of this Condition 7 on the relevant Redemption Date if no Trigger Event or Viability Event has occurred prior to such Redemption Date.

(iv) Prior to the publication of any notice of redemption pursuant to subclause (e)(i) of this Condition 7, the Issuer shall deliver to the Fiscal Agent (A) a certificate signed by two Authorised Signatories stating that the relevant requirement or circumstance giving rise to the right to redeem under this Condition 7 is satisfied and the reasons therefor and such certificate will be conclusive and binding on the Holders, and (B) an opinion of independent legal advisers of recognised standing to the effect that circumstances entitling the Issuer to exercise its right of redemption under this Condition 7 have arisen.

(f) *Purchases*

The Issuer or any other member of the Group or any of their respective affiliates may at any time purchase Notes at any price in the open market or otherwise, *provided* that (i) such purchase complies with any limits or conditions to which any member of the Group is subject under applicable banking laws and regulations at the time of such purchase, (ii) other than in the case of purchases made in connection with stabilisation measures in compliance with applicable law or in connection with any market making in the Notes, the FINMA has approved such purchase (if such approval is then required under applicable Swiss laws and regulations) on or prior to the date of such purchase, and (iii) no Trigger Event or Viability Event has occurred prior to the date of such purchase. Any Notes so purchased may, at the option of the Issuer, be held, reissued, resold or cancelled.

(g) *Cancellation*

All Notes redeemed in accordance with this Condition 7 will be cancelled and may not be reissued or resold.

(h) *Redemption of Other Instruments*

For the avoidance of doubt, it is understood that, if, upon the occurrence of a Tax Event or a Regulatory Event, the Issuer does not elect to redeem the Notes pursuant to this

Condition 7, nothing in this Condition 7 or any other provision of these Terms and Conditions will prohibit the Issuer from redeeming (whether early, at maturity or otherwise) any other instruments issued by any member of the Group pursuant to the terms thereof.

8. **CONTINGENT WRITE-DOWN**

(a) *Trigger Event*

(i) Upon the occurrence of a Trigger Event, a Contingent Write-down will occur on the Trigger Event Write-down Date in accordance with clause (d) of this Condition 8.

(ii) A **"Trigger Event"** will have occurred if the Issuer or the Guarantor gives the Holders a Trigger Event Write-down Notice in accordance with clause (b) of this Condition 8.

(b) *Trigger Event Write-down Notice*

(i) If, with respect to any Publication Date, the Trigger CET1 Ratio as of such Publication Date is less than the Write-down Threshold, the Issuer or the Guarantor shall, subject to subclauses (b)(ii) and (b)(iii) of this Condition 8, give a Trigger Event Write-down Notice to the Holders (x) if such Publication Date is an Ordinary Publication Date, within five Business Days of such Ordinary Publication Date (such fifth Business Day, the **"Trigger Breach Determination Date"**, and the date of such notice, the **"Ordinary Trigger Event Notice Date"**), and (y) if such Publication Date is an Extraordinary Publication Date, on such Extraordinary Publication Date (the **"Extraordinary Trigger Event Notice Date"**), in each case in accordance with Condition 14 (*Notices*).

(ii) If a Trigger Event Write-down Notice is required to be given pursuant to subclause (b)(i) of this Condition 8, and on the relevant Publication Date any Higher-Trigger Contingent Capital is outstanding with respect to which either (x) no Higher-Trigger Write-down/Conversion Notice has been given prior to the Trigger Event Notice Date or (y) a Higher-Trigger Write-down/Conversion Notice has been given prior to the Trigger Event Notice Date, but the Trigger Event Write-down Date is scheduled to occur prior to the relevant Higher-Trigger Write-down/Conversion Date,

(A) in the case of clause (x) above, the giving of such Trigger Event Write-down Notice will be postponed until the date on which a Higher-Trigger Write-down/Conversion Notice has been given with respect to all such outstanding Higher-Trigger Contingent Capital and such date will be deemed to be the Trigger Event Notice Date; and

(B) in the case of clauses (x) and (y) above, if the Trigger Event Write-down Date is scheduled to occur prior to the Higher-Trigger Write-down/Conversion Date (or, in the case of more than one Higher-Trigger Write-down/Conversion Date, the latest Higher-Trigger Write-down/Conversion Date), the Trigger Event Write-down Date will be postponed to the Higher-Trigger Write-down/Conversion Date (or the latest Higher-Trigger Write-down/Conversion Date, as applicable) and such postponement shall be specified in such Trigger Event Write-down Notice.

(iii) If (A) a Trigger Event Write-down Notice is required to be given pursuant to subclause (b)(i) of this Condition 8 in relation to an Ordinary Publication Date, and (B) prior to the earlier of the Ordinary Trigger Event Notice Date and the Trigger Breach Determination Date, the FINMA, upon the request of UBS Group AG, has agreed in writing that a Contingent Write-down is not required as a result of actions taken by the Group or circumstances or events, in

each case, that have had, or imminently will have, the effect of restoring the CET1 Ratio as of the Balance Sheet Date relating to the relevant Ordinary Publication Date, after giving pro forma effect to such actions, circumstances or events, to a level above the Write-down Threshold that the FINMA and UBS Group AG deem, in their sole discretion, to be adequate at such time, (x) neither the Issuer nor the Guarantor shall give such Trigger Event Write-down Notice pursuant to subclause (b)(i) of this Condition 8 in relation to the relevant Ordinary Publication Date, and (y) either the Issuer or the Guarantor shall give notice to the Holders on or prior to the Trigger Breach Determination Date in accordance with Condition 14 (*Notices*), which notice shall state that no Contingent Write-down will occur in relation to the relevant Ordinary Publication Date.

(c) *Viability Event*

(i) Subject to clause (f) of this Condition 8, upon the occurrence of a Viability Event, (A) the Issuer or the Guarantor shall give notice to the Holders in accordance with Condition 14 (*Notices*) within three days of the date on which such Viability Event occurred, which notice shall (x) state that a Viability Event has occurred and a Contingent Write-down will take place and (y) specify the date on which the Contingent Write-down will take place, which date shall be no later than 10 Business Days after the date of such notice (such specified date, the "**Viability Event Write-down Date**", and such notice, a "**Viability Event Write-down Notice**"), and (B) a Contingent Write-down will occur on the Viability Event Write-down Date in accordance with clause (d) of this Condition 8.

(ii) A "**Viability Event**" will have occurred if prior to an Alternative Loss Absorption Date (if any):

(A) the FINMA has notified UBS Group AG in writing that it has determined a write-down of the Notes, together with the conversion or write-down, as applicable, of holders' claims in respect of all other capital instruments issued by, or other capital obligations (whether qualifying fully or partially for capital treatment) of, any member of the Group that, pursuant to their terms or by operation of law, are capable of being converted into equity or written down at that time, is, because customary measures to improve the Group Holding Company's capital adequacy are at the time inadequate or infeasible, an essential requirement to prevent the Group Holding Company from becoming insolvent, bankrupt, unable to pay a material part of its debts as they fall due or unable to carry on its business; or

(B) customary measures to improve the Group Holding Company's capital adequacy being at the time inadequate or infeasible, the Group Holding Company has received an irrevocable commitment of direct or indirect extraordinary support from the Public Sector (beyond customary transactions and arrangements in the ordinary course) that has, or imminently will have, the effect of improving the Group Holding Company's capital adequacy and without which, in the determination of (and as notified in writing by) the FINMA, the Group Holding Company would have become insolvent, bankrupt, unable to pay a material part of its debts as they fall due or unable to carry on its business.

For the avoidance of doubt, it is understood that, a Viability Event may occur irrespective of whether or not a Trigger Event has occurred or whether any of the conditions to the issuance of a Trigger Event Write-down Notice have been met.

(d) *Contingent Write-down*

If the Issuer or the Guarantor has given a Write-down Notice in accordance with this Condition 8, then on the relevant Write-down Date,

(i) the full principal amount of, and any accrued and unpaid interest (whether or not due and payable) on, each Note will automatically be written down to zero, the Notes will be cancelled and all references to the principal amount of the Notes in these Terms and Conditions will be construed accordingly;

(ii) the Holders will be automatically deemed to have irrevocably waived their right to receive, and will no longer have any rights against the Issuer with respect to, repayment of the aggregate principal amount of, and payment of any accrued and unpaid interest on, the Notes written down pursuant to subclause (i) of this clause (d) (*bedingter Forderungsverzicht*); and

(iii) all rights of any Holder for payment of any amounts under or in respect of the Notes (including, without limitation, any amounts arising as a result of, or due and payable upon the occurrence of, an Event of Default) will become null and void, irrespective of whether such amounts have become due and payable prior to the relevant Write-down Notice Date or the Write-down Date.

(e) *Determination of CET1 Ratio and Trigger CET1 Ratio*

With respect to any Publication Date, (i) the CET1 Ratio as of the relevant Balance Sheet Date, (ii) the Trigger CET1 Ratio as of such Publication Date and (iii) the components of both of the foregoing, in each case, as published on such Publication Date, will be final for purposes of this Condition 8, and any revisions, restatements or adjustments to any of the calculations described in subclauses (i) through (iii) of this clause (e) subsequently published will have no effect for purposes of this Condition 8.

(f) *Alternative loss absorption*

In the event of the implementation of any new, or amendment to or change in the interpretation of any existing, laws or components of National Regulations, in each case occurring after the Issue Date, that alone or together with any other law(s) or regulation(s) has, in the joint determination of UBS Group AG and the FINMA, the effect that clause (c) of this Condition 8 could cease to apply to the Notes without giving rise to a Regulatory Event, then the Issuer or the Guarantor shall give notice to the Holders in accordance with Condition 14 (*Notices*) no later than five Business Days after such joint determination stating that such provisions will cease to apply from the date of such notice (the "**Alternative Loss Absorption Date**"), and from the date of such notice, such provisions will cease to apply to the Notes.

9. **PAYMENTS; AGENTS**

(a) All payments required to be made under the Notes will be made available in good time in freely disposable funds in USD, which will be placed at the free disposal of the Fiscal Agent on behalf of the Holders. If the Scheduled Due Date for any payment (whether in respect of principal, interest or otherwise) in respect of the Notes is not a Payment Business Day, then the Holders will not be entitled to payment thereof until the first Payment Business Day immediately following the Scheduled Due Date, and the Holders will not be entitled to any additional sum in relation to such payment. All payments required to be made under the Notes (including, without limitation, any Additional Amounts) shall be made to the Holders in USD without collection costs, without any restrictions and whatever the circumstances may be, irrespective of nationality, domicile or residence of the relevant Holder and without certification, affidavit or the fulfilment of any other formality; *provided, however*, that, in the case of Notes represented by Definitive Certificates, such Definitive Certificates must be presented and, in the case of redemption, surrendered at the Specified Office of the relevant Paying Agent as a condition to receipt of any such payment.

(b) The receipt by the Fiscal Agent of the due and punctual payment of funds in USD will release the Issuer from its obligations under the Notes to the extent of such payment.

(c) Subject to clause (d) of this Condition 9,

(i) the Issuer and the Guarantor reserve the right to terminate the appointment of any Agent, as well as to appoint or, after any such appointment, to terminate the appointment of, one or more other paying agents to carry out any payment, calculation or other functions in respect of the Notes (each, a "**Paying Agent**"), *provided* that (A) so long as any Note is outstanding, there will at all times be a Fiscal Agent, a Registrar and a Calculation Agent, and (B) for so long as the Notes are listed on the SIX Swiss Exchange, the Issuer and the Guarantor shall maintain a Paying Agent in Switzerland, which agent shall have an office in Switzerland and be a bank or securities dealer subject to supervision by the FINMA, to perform the functions of a Swiss paying agent (the "**Swiss Paying Agent**"), and (C) any successor Calculation Agent must be a leading bank or financial institution that is experienced in the calculations or determinations to be made by the Calculation Agent; and

(ii) if at any time the Fiscal Agent, the Registrar, the Calculation Agent, or the Swiss Paying Agent, (A) becomes incapable of acting, or (B) is adjudged bankrupt or insolvent, or files a voluntary petition in bankruptcy, or makes an assignment for the benefit of its creditors, or consents to the appointment of a receiver of all or any substantial part of its property, or admits in writing its inability to pay or meet its debts as they mature, or if an order of any court is entered approving any petition filed by or against it under the provisions of any applicable bankruptcy or insolvency law, or if a receiver of it or of all or any substantial part of its property is appointed, or if any public officer takes charge or control of it or of its property or affairs for the purpose of rehabilitation, conservation or liquidation (any such event, an "**Agent Insolvency Event**"), then the Issuer and the Guarantor will terminate the appointment of such Agent in accordance with the Fiscal Agency Agreement and appoint a successor Agent; and

(iii) if at any time the Calculation Agent fails to (A) duly calculate the Reference Rate and the Reset Interest Amount for any Interest Period or the interest amount payable on the Redemption Date (if the Notes are to be redeemed pursuant to Condition 7 (*Redemption and Purchase*)) or (B) comply with any other requirement in relation to the Notes, then the Issuer and the Guarantor will terminate the appointment of the Calculation Agent in accordance with the Fiscal Agency Agreement and appoint a successor Calculation Agent; *provided, however*, that, if the Calculation Agent duly calculates such Reference Rate, Reset Interest Amount or interest amount payable on the Redemption Date, as the case may be, prior to its termination (and the appointment of its successor) taking effect in accordance with clause (d) of this Condition 9, the Issuer and the Guarantor may elect, in their sole discretion and upon written notice to the Holders pursuant to Condition 14 (*Notices*), to cancel such termination (and appointment).

(d) Any appointment or termination of appointment of, or any resignation by, any Agent may only take effect not more than 45 and not less than 30 days after the Issuer has notified the Holders of such appointment, termination or resignation pursuant to Condition 14 (*Notices*); *provided, however*, that, in the case of the termination of an Agent with respect to which an Agent Insolvency Event has occurred, such termination may take effect prior the expiry of such 30-day notice period, so long as a successor Agent has been appointed to the extent required by the immediately succeeding sentence. Notwithstanding the foregoing, any termination of the appointment of, or resignation by, the Fiscal Agent, the Registrar, the Swiss Paying Agent, or the Calculation Agent may not take effect until the Issuer and the Guarantor have appointed a successor Fiscal Agent, Registrar, Swiss Paying Agent or Calculation Agent, as applicable; *provided, however*, that, if no such successor has been appointed within 30 days of the scheduled effectiveness of such termination or resignation, any Holder (on behalf of itself and all others similarly situated) or, pursuant to and in accordance with the Fiscal Agency Agreement, the Fiscal Agent, the Registrar, any Paying Agent or the Calculation Agent, as the case may be, may petition any court of competent jurisdiction for the appointment of a successor, at the expense of the Issuer.

10. **TAXATION**

(a) All payments to be made by or on behalf of the Issuer in respect of the Notes (including, for the avoidance of doubt, amounts paid by the Guarantor under the Guarantee and payments by a Paying Agent) shall be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or other government charges of any nature ("**Taxes**") imposed, levied, collected, withheld or assessed by or on behalf of any Tax Jurisdiction or any political subdivision thereof or any authority of or in a Tax Jurisdiction or any political subdivision thereof having the power to impose, levy, collect, withhold or assess Taxes, unless withholding, deduction or accounting for such Taxes is required by law.

(b) In the event that any payment to be made by or on behalf of the Issuer in respect of the Notes (including, for the avoidance of doubt, amounts paid by the Guarantor under the Guarantee and payments by a Paying Agent) is subject to any withholding or deduction for, or on account of, any Taxes by requirement of law in a Tax Jurisdiction (as determined by the relevant tax authority of or in such Tax Jurisdiction), the Issuer shall pay such additional amounts as will result in the Holders receiving the amounts that they would have received in respect of the Notes if no such withholding or deduction had been required ("**Additional Amounts**").

(c) No Additional Amounts will be payable pursuant to clause (b) of this Condition 10 in relation to any Note:

(i) if the relevant Holder is liable for such Taxes on such Note as a result of having some connection with the relevant Tax Jurisdiction other than its mere ownership or possession of such Note or the receipt of principal or interest in respect thereof; or

(ii) with respect to any Tax collected pursuant to the provisions of, or any laws or an agreement with any Tax Jurisdiction relating to, Sections 1471 through 1474 of the US Internal Revenue Code (commonly referred to as "**FATCA**"); or

(iii) where such withholding or deduction is required to be made pursuant to laws enacted by Switzerland providing for the taxation of payments according to principles similar to those laid down in the draft legislation of the Swiss Federal Council of 17 December 2014, or otherwise changing the Swiss federal withholding tax system from an issuer-based system to a paying agent-based system pursuant to which a Person other than the issuer is required to withhold tax on any interest payments; or

(iv) to the extent any combination of subclauses (i) through (iii) of this clause (c) applies.

(d) Any reference in these Terms and Conditions to amounts payable by the Issuer in respect of the Notes includes (i) any Additional Amount payable pursuant to this Condition 10 and (ii) any sum payable pursuant to an obligation taken in addition to or in substitution for the obligation in this Condition 10.

11. **STATUTE OF LIMITATIONS**

In accordance with Swiss law, (a) claims for interest payments under the Notes will become time-barred after the five-year period and (b) claims for the repayment or redemption of Notes will become time-barred after the ten-year period, in each case, commencing on the date on which such payments, repayment or redemption become due and payable.

12. **EVENTS OF DEFAULT**

(a) If any of the following events occurs, such occurrence will constitute an "**Event of Default**":

(i) the Issuer fails to pay the principal amount of any Note if and when the same becomes due and payable under these Terms and Conditions, and such failure continues unremedied by the Issuer or the Guarantor for a period of 30 days; or

(ii) the Issuer fails to pay any interest on the Notes if and when the same becomes due and payable under these Terms and Conditions, and such failure continues unremedied by the Issuer or the Guarantor for a period of 30 days; or

(iii) the Issuer or the Guarantor fails to observe or perform any other covenant, condition, or agreement contained in these Terms and Conditions or the Guarantee, respectively, and such failure continues unremedied for a period of 60 days after written notice thereof from any Holder to the Issuer; or

(iv) a Bankruptcy Event with respect to either the Issuer or the Guarantor.

(b) Upon the occurrence of an Event of Default relating to any failure of the Issuer to meet any payment obligation under these Terms and Conditions and subject to Condition 8 (*Contingent Write-down*), (i) such payment obligation (and such payment obligation only) will be immediately deemed a due and payable (*fällige*) payment obligation of the Issuer, and (ii) if (A) the relevant Holder has formally requested payment of such payment obligation, (B) such payment obligation has not been fulfilled within the statutory period under Swiss law commencing after the date of such formal request and (C) a writ of payment (*Zahlungsbefehl*) has been issued with respect to such payment obligation pursuant to the DEBA, the relevant Holder may institute proceedings against the Issuer in Switzerland (but not elsewhere) to enforce its rights with respect to such payment obligation under the DEBA.

(c) If a debt collection or insolvency proceeding with respect to the Issuer is instituted in Switzerland in accordance with clause (b) of this Condition 12, the Issuer shall not (i) after having received the writ of payment (*Zahlungsbefehl*) relating to the relevant payment obligation, argue or plead that such payment obligation is not due and payable by the Issuer, or (ii) prior to the declaration of bankruptcy (or similar proceeding under Swiss insolvency laws), make any payment to the relevant Holder under or in connection with the Notes.

(d) In the case of any Event of Default arising under subclause (a)(iii) of this Condition 12 and subject to Condition 8 (*Contingent Write-down*), any Holder may seek specific performance or damages with respect to such Event of Default pursuant to the Swiss Code if so entitled thereunder. Any such damage claim of any Holder will rank junior to the rights and claims of all holders of Senior Obligations.

(e) In the case of any Event of Default arising under subclause (a)(iv) of this Condition 12 and subject to Condition 8 (*Contingent Write-down*), any Holder may, by written notice to the Issuer, declare the principal amount of any of its Notes, together with any accrued and unpaid interest thereon, immediately due and payable, without presentment, demand, protest or other notice of any kind.

(f) No remedy against the Issuer other than those described in this Condition 12 will be available to the Holders in connection with the Issuer's obligations under these Terms and Conditions, whether for the recovery of amounts owing under these Terms and Conditions or in respect of any breach by the Issuer of any of its other obligations under these Terms and Conditions or otherwise. In particular, no Holder may declare (i) the principal amount of any Notes due and payable prior to any Redemption Date, or (ii) any interest on any Notes due and payable prior to the relevant Interest Payment Date, except, in the case of each of subclauses (i) and (ii) of this clause (f), pursuant to clause (e) of this Condition 12.

13. SUBSTITUTION AND AMENDMENT

(a) If a Tax Event, a Regulatory Event or an Alignment Event has occurred, the Issuer may, without the consent of the Holders unless so required by mandatory provisions of Swiss

law, either substitute all, but not some only, of the Notes for, or amend these Terms and Conditions so that they remain or become, Compliant Securities, *provided* that:

(i) neither a Tax Event nor a Regulatory Event arises as a result of such substitution or amendment;

(ii) the FINMA has approved such substitution or amendment (if such approval is then required under applicable Swiss laws and regulations);

(iii) the Issuer has given the Holders not less than 30 days' notice of such substitution or amendment in accordance with Condition 14 (*Notices*), which notice (the "**Substitution or Amendment Notice**") will, subject to subclause (a)(iv) of this Condition 13, be irrevocable, and state the date on which such substitution or amendment will be effective (the "**Substitution or Amendment Effective Date**");

(iv) prior to the publication of any notice pursuant to subclause (a)(iii) of this Condition 13, the Issuer shall deliver to the Fiscal Agent (A) a certificate signed by two Authorised Signatories stating that the relevant requirement or circumstance giving rise to the right to substitute or amend the terms of the Notes, as applicable, pursuant to this clause (a) of this Condition 13 is satisfied and the reasons therefor and such certificate will be conclusive and binding on the Holders, and (B) an opinion of independent legal advisers of recognised standing to the effect that circumstances entitling the Issuer to exercise its right to substitute or amend the terms of the Notes, as applicable, pursuant to this clause (a) of this Condition 13 have arisen; and

(v) no Trigger Event or Viability Event has occurred prior to the relevant Effective Date.

In connection with any substitution or amendment in accordance with this clause (a) of this Condition 13, the Issuer shall (and shall cause the Guarantor to) comply with the rules of any stock exchange on which the Notes are for the time being listed or admitted to trading.

An "**Alignment Event**" will have occurred if, as a result of any change in National Regulations at any time after the Issue Date, any Relevant Swiss Issuer would be permitted to issue or guarantee (including, without limitation, by providing a guarantee, credit support agreement or similar undertaking), or has issued or guaranteed (including, without limitation, by providing a guarantee, credit support agreement or similar undertaking), a capital instrument that (i) is eligible in full to be (A) treated as Additional Tier 1 Capital and (B) counted towards either the Going-Concern LR Requirement or the Going-Concern RWA Requirement (or both), and (ii) has terms and conditions that (A) include a write-down feature, and (B) contain one or more provisions that are, in the reasonable opinion of UBS Group AG, different in any material respect from those in these Terms and Conditions, which provisions, if they had been included in these Terms and Conditions, would have prevented the Notes from being eligible in full to be treated as Additional Tier 1 Capital and/or to be counted towards either the Going-Concern LR Requirement or the Going-Concern RWA Requirement (or both) immediately prior to such change in National Regulations.

(b) In addition to its rights under clause (a) of this Condition 13, the Issuer may, without the consent of the Holders unless so required by mandatory provisions of Swiss law, make any amendment to these Terms and Conditions that it considers to be (i) necessary or desirable to give effect to (A) any Alternative Benchmark Rate determined in accordance with clause (c) of Condition 6 (*Interest*) (including any Adjustment Spread determined in accordance with subclause (v)(A)(2) thereof and any alternative method for determining the Mid Market Swap Rate if such Alternative Benchmark Rate is unavailable on the relevant Reset Determination Date determined in accordance with subclause (v)(A)(3) thereof), or (B) the provisions of clause (a) of Condition 15 (*Issuer Substitution*) (including, without limitation, (x) if the Substitute Issuer is organised and/or resident for tax purposes in a jurisdiction other than Switzerland, any amendments to any references

law, either substitute all, but not some only, of the Notes for, or amend these Terms and Conditions so that they remain or become, Compliant Securities, *provided* that:

(i) neither a Tax Event nor a Regulatory Event arises as a result of such substitution or amendment;

(ii) the FINMA has approved such substitution or amendment (if such approval is then required under applicable Swiss laws and regulations);

(iii) the Issuer has given the Holders not less than 30 days' notice of such substitution or amendment in accordance with Condition 14 (*Notices*), which notice (the "**Substitution or Amendment Notice**") will, subject to subclause (a)(iv) of this Condition 13, be irrevocable, and state the date on which such substitution or amendment will be effective (the "**Substitution or Amendment Effective Date**");

(iv) prior to the publication of any notice pursuant to subclause (a)(iii) of this Condition 13, the Issuer shall deliver to the Fiscal Agent (A) a certificate signed by two Authorised Signatories stating that the relevant requirement or circumstance giving rise to the right to substitute or amend the terms of the Notes, as applicable, pursuant to this clause (a) of this Condition 13 is satisfied and the reasons therefor and such certificate will be conclusive and binding on the Holders, and (B) an opinion of independent legal advisers of recognised standing to the effect that circumstances entitling the Issuer to exercise its right to substitute or amend the terms of the Notes, as applicable, pursuant to this clause (a) of this Condition 13 have arisen; and

(v) no Trigger Event or Viability Event has occurred prior to the relevant Effective Date.

In connection with any substitution or amendment in accordance with this clause (a) of this Condition 13, the Issuer shall (and shall cause the Guarantor to) comply with the rules of any stock exchange on which the Notes are for the time being listed or admitted to trading.

An "**Alignment Event**" will have occurred if, as a result of any change in National Regulations at any time after the Issue Date, any Relevant Swiss Issuer would be permitted to issue or guarantee (including, without limitation, by providing a guarantee, credit support agreement or similar undertaking), or has issued or guaranteed (including, without limitation, by providing a guarantee, credit support agreement or similar undertaking), a capital instrument that (i) is eligible in full to be (A) treated as Additional Tier 1 Capital and (B) counted towards either the Going-Concern LR Requirement or the Going-Concern RWA Requirement (or both), and (ii) has terms and conditions that (A) include a write-down feature, and (B) contain one or more provisions that are, in the reasonable opinion of UBS Group AG, different in any material respect from those in these Terms and Conditions, which provisions, if they had been included in these Terms and Conditions, would have prevented the Notes from being eligible in full to be treated as Additional Tier 1 Capital and/or to be counted towards either the Going-Concern LR Requirement or the Going-Concern RWA Requirement (or both) immediately prior to such change in National Regulations.

(b) In addition to its rights under clause (a) of this Condition 13, the Issuer may, without the consent of the Holders unless so required by mandatory provisions of Swiss law, make any amendment to these Terms and Conditions that it considers to be (i) necessary or desirable to give effect to (A) any Alternative Benchmark Rate determined in accordance with clause (c) of Condition 6 (*Interest*) (including any Adjustment Spread determined in accordance with subclause (v)(A)(2) thereof and any alternative method for determining the Mid Market Swap Rate if such Alternative Benchmark Rate is unavailable on the relevant Reset Determination Date determined in accordance with subclause (v)(A)(3) thereof), or (B) the provisions of clause (a) of Condition 15 (*Issuer Substitution*) (including, without limitation, (x) if the Substitute Issuer is organised and/or resident for tax purposes in a jurisdiction other than Switzerland, any amendments to any references

to the jurisdiction of "Switzerland" contained herein, including, without limitation, amendments to the definition of the term "Bankruptcy Event", the definition of the term "Business Day", the governing law of the subordination provisions set forth in Condition 4 (*Status and Subordination*) and the provisions of Condition 12 (*Events of Default*), and (y) any amendments to reflect UBS Group AG's guarantee described in subclause (a)(i)(C) of Condition 15 (*Issuer Substitution*)), or (C) the provisions of clause (b) of Condition 15 (*Issuer Substitution*), or (ii) formal, minor or technical in nature, or (iii) necessary to correct a manifest error or (iv) not materially prejudicial to the interests of the Holders.

(c) The Issuer shall notify the Holders of any amendments made pursuant to clause (b) of this Condition 13 in accordance with Condition 14 (*Notices*), which notice shall state the date on which such amendment will be effective.

(d) Any amendment made pursuant to this Condition 13 will be binding on the Holders in accordance with its terms.

14. NOTICES

(a) So long as the Notes are listed on the SIX Swiss Exchange, notices to Holders shall be given by the Issuer or, if applicable, by the Guarantor (i) by means of electronic publication on the internet website of the SIX Swiss Exchange (www.six-swiss-exchange.com), where notices are currently published under the address www.six-swiss-exchange.com/news/official_notices/search_en.html, or (ii) otherwise in accordance with the regulations of the SIX Swiss Exchange. Any notice will be validly given on the date of such publication or, if published more than once, on the date of the first such publication.

(b) If the Notes are for any reason no longer listed on the SIX Swiss Exchange:

(i) if the Notes are represented by one or more Global Certificates deposited with a custodian for DTC, notices to Holders shall only be required to be given by the Issuer or, if applicable, the Guarantor in accordance with clause (c) of this Condition 14; or

(ii) if the Global Certificate(s) have been exchanged for Definitive Certificates, the Issuer or, if applicable, the Guarantor shall send notices to Holders by first class mail at their respective addresses as recorded in the Register, and any such notice will be validly given on the fourth Business Day after the date of such mailing.

(c) So long as the Notes are represented by one or more Global Certificates deposited with a custodian for DTC, any notices required to be given by the Issuer or, if applicable, the Guarantor to the Holders hereunder shall also be given to the Indirect Holders through the Fiscal Agent to DTC for forwarding to the Indirect Holders. Any such notice will be validly given on the date of delivery to DTC.

15. ISSUER SUBSTITUTION

(a) *Voluntary Issuer Substitution*

(i) The Issuer (for purposes of clause (a) of this Condition 15, the "**Current Issuer**") may, without the consent of the Holders, substitute any entity (whether or not such entity is organised under the laws of Switzerland) (such substitute entity, the "**Substitute Issuer**") for itself as principal debtor under the Notes upon giving no more than 30 and no less than 10 days' notice to the Holders in accordance with Condition 14 (*Notices*), *provided* that:

(A) the Substitute Issuer is UBS Group AG or, if the Substitute Issuer is not UBS Group AG, (1) an exemption exists from the requirement to register the Substitute Issuer as an investment company under the US Investment Company Act, and (2) at least 95 per cent. of the Substitute Issuer's capital and voting rights are held, directly or indirectly, by UBS Group AG;

(B) the Current Issuer is not in default in respect of any amount payable under the Notes at the time of such substitution;

(C) if the Current Issuer is UBS Group AG, UBS Group AG has issued a guarantee for the benefit of the Holders on substantially the same terms as the Guarantee;

(D) the Current Issuer and the Substitute Issuer (1) have entered into such documents (the "**Substitution Documents**") as are necessary to give effect to such substitution and pursuant to which the Substitute Issuer has (x) undertaken in favour of each Holder to be bound by these Terms and Conditions as the principal debtor (on a subordinated basis corresponding to Condition 4 (*Status and Subordination*)) under the Notes in place of the Current Issuer and (y) assumed the obligations of the Current Issuer under the Fiscal Agency Agreement, and (2) procure that all action, conditions and things required to be taken, fulfilled and done (including, without limitation, the obtaining of any necessary consents) to ensure that the Substitution Documents represent valid, legally binding and enforceable obligations of the Substitute Issuer have been taken, fulfilled and done and are in full force and effect;

(E) if the Substitute Issuer is resident for tax purposes in a jurisdiction (the "**New Residence**") other than that in which the Current Issuer prior to such substitution was resident for tax purposes (the "**Former Residence**"), the Substitution Documents contain an undertaking by the Substitute Issuer and/or such other provisions as may be necessary to ensure that each Holder has the benefit of an undertaking in terms corresponding to the provisions of Condition 10 (*Taxation*) in relation to the payment of all amounts due and payable under, or in respect of, the Notes, with the substitution of references to the Former Residence with references to the New Residence, and an undertaking by the Substitute Issuer to indemnify each Holder against any Tax that is imposed on it by (or by any authority in or of) the New Residence and, if different, the jurisdiction of the Substitute Issuer's organisation with respect to any Note and that would not have been so imposed had the substitution not been made, as well as against any Tax, and any cost or expense, relating to such substitution;

(F) if the Substitute Issuer is not UBS Group AG, the FINMA has approved such substitution (if such approval is then required under applicable Swiss laws and regulations), and the Current Issuer and the Substitute Issuer have obtained all other necessary governmental and other approvals and consents for such substitution and for the performance by the Substitute Issuer of its obligations under the Substitution Documents;

(G) if the Substitute Issuer is not organised under the laws of Switzerland, the Substitute Issuer has appointed a process agent as its agent in Switzerland to receive service of process on its behalf in relation to any legal proceedings arising out of or in connection with the Notes; and

(H) such substitution does not give rise to a Tax Event or a Regulatory Event.

(ii) Upon any substitution pursuant to subclause (a)(i) of this Condition 15, (A) the Substitute Issuer will succeed to, and be substituted for, and may exercise every right and power of, the Current Issuer under the Notes with the same effect as if the Substitute Issuer had been named as Issuer in these Terms and Conditions, (B) the Current Issuer will be released from its obligations under the Notes and (C) if the Substitute Issuer is UBS Group AG, the Guarantee will cease to exist.

(iii) After giving effect to any substitution pursuant to subclause (a)(i) of this Condition 15, (A) if the Substitute Issuer is UBS Group AG, all references to the

"Guarantor" or the "Guarantee" in the Notes and these Terms and Conditions will cease to apply, except that the references to the "Guarantee" in the definition of "Compliant Securities" and in subclause (a)(i)(C) of this Condition 15 will remain applicable and such references to the "Guarantee" will be deemed to mean the Guarantee as in effect immediately prior to such substitution, and (B) in all cases, (x) references to the "Issuer" in the Notes and these Terms and Conditions will be references to the Substitute Issuer, and (y) references to the "Tax Jurisdiction" in the Notes and these Terms and Conditions will be read and construed as including the jurisdiction of establishment of the Substitute Issuer and, if different, the jurisdiction in which the Substitute Issuer is resident for tax purposes instead of or in addition to (as the case may be) references to the jurisdiction of establishment of the Issuer and Switzerland.

(b) *Automatic Issuer Substitution*

(i) Upon the occurrence of a Guarantee Event at any time on or after the Issue Date but prior to the occurrence of a Trigger Event or a Viability Event, UBS Group AG will, without the consent of the Holders, automatically be substituted for the Issuer for all purposes under the Notes and these Terms and Conditions on the Automatic Issuer Substitution Effective Date (such substitution, an "**Automatic Issuer Substitution**"). Any such Automatic Issuer Substitution will automatically take place on the Automatic Issuer Substitution Effective Date without requiring any action to be taken and without regard to the conditions that would be applicable to a voluntary substitution pursuant to clause (a) of this Condition 15.

(ii) A "**Guarantee Event**" will have occurred if (A) the Issuer or the Guarantor has obtained an opinion of independent legal advisers of recognised standing to the effect that UBS Group AG's guarantee of the Issuer's payment obligations under the Notes set forth in section 1 of the Guarantee is not in full force and effect, or (B) a Holder has notified the Issuer that the Guarantor has claimed that its guarantee of the Issuer's payment obligations under the Notes set forth in section 1 of the Guarantee is not in full force and effect and such claim has not been remedied during the 30-day period following the date of such notice, unless, in the case of each of clauses (A) and (B), such guarantee is not (or is claimed by the Guarantor not to be) in full force and effect as a result of the voluntary substitution by the Issuer of UBS Group AG for itself as principal debtor under the Notes in accordance with clause (a) of this Condition 15 or a merger of the Issuer and UBS Group AG.

(iii) Upon any Automatic Issuer Substitution, (A) UBS Group AG will, without the need for the amendment of existing, or the entry into of additional documentation, succeed to, and be substituted for, and may exercise every right and power of, the Issuer under the Notes with the same effect as if UBS Group AG had been named as Issuer in these Terms and Conditions, (B) the Issuer will be released from its obligations under the Notes and (C) the Guarantee will cease to exist.

(iv) After giving effect to any Automatic Issuer Substitution, (A) references to the "Issuer" in the Notes and these Terms and Conditions will be references to UBS Group AG, and (B) all references to the "Guarantor" or the "Guarantee" in the Notes and these Terms and Conditions will cease to apply, except that the references to the "Guarantee" in the definition of "Compliant Securities" and in subclause (a)(i)(C) of this Condition 15 will remain applicable and such references to the "Guarantee" will be deemed to mean the Guarantee as in effect immediately prior to such Automatic Issuer Substitution.

(v) Upon the occurrence of a Guarantee Event, the Issuer will provide notice to the Fiscal Agent and the Holders in accordance with Condition 14 (*Notices*) no later than the Automatic Issuer Substitution Effective Date, which notice will (A) state that a Guarantee Event has occurred and an Automatic Issuer Substitution has taken or will take place, as the case may be, and (B) specify the Automatic Issuer

Substitution Effective Date on which such Automatic Issuer Substitution has taken or will take place.

16. CONSOLIDATION, MERGER OR SALE

The Issuer will not consolidate with, merge with or into, or sell, convey, transfer or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially as an entirety in one transaction or a series of related transactions) to, any Person (other than with, into or to UBS Group AG or any Person of which at least 95 per cent. of such Person's capital and voting rights are held, directly or indirectly, by UBS Group AG) or permit any Person to merge with or into the Issuer unless (a) the Issuer will be the continuing Person, or (b) the Person formed by such consolidation or into which the Issuer is merged or that acquired such property and assets of the Issuer expressly assumes in writing (or, in the case of an acquisition of property and assets, guarantees) all of the obligations of the Issuer under the Notes.

17. FURTHER ISSUES

The Issuer may from time to time without the consent of the Holders issue further notes and, *provided* that such notes have the same terms and conditions as the Notes in all respects (or in all respects except for the issue date and/or first date on which interest is paid), such further notes will be consolidated and form a single series with the Notes. If the Issuer issues any such further notes pursuant to this Condition 17, references in these Terms and Conditions to "**Notes**" include such further notes, unless the context otherwise requires.

18. CURRENCY INDEMNITY

Any amount received or recovered by any Holder in a currency other than USD (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the insolvency, winding-up or dissolution of the Issuer or otherwise) under the Notes will only constitute a discharge of the Issuer to the extent of the amount in USD that such Holder is able to purchase with the amount so received or recovered in such other currency on the date of such receipt or recovery (or, if it is not practicable to purchase USD with such amount on such date, on the first date on which it is practicable to do so). If the amount of USD that such Holder is able to purchase is less than the amount owed by the Issuer to such Holder under the Notes, the Issuer shall indemnify such Holder against any loss sustained by it as a result. In addition, the Issuer shall indemnify such Holder for the costs of making such purchase. For purposes of this Condition 17, it is sufficient for the relevant Holder to demonstrate that it would have suffered a loss had an actual purchase been made. The indemnities under this Condition 17 will (a) constitute a separate and independent obligation from the Issuer's other obligations hereunder, (b) give rise to a separate and independent cause of action, (c) apply irrespective of any indulgence granted by any Holder and (d) continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any amount due under the Notes or any other judgment or order.

19. RULE 144A INFORMATION

If at any time the Issuer (a) is not a wholly-owned subsidiary of UBS Group AG and (b) is neither a reporting company under Section 13 or Section 15(d) of the US Exchange Act, nor exempt from reporting pursuant to Rule 12g3-2(b) under the US Exchange Act, the Issuer will comply with any applicable requirements of Rule 144A(d)(4) under the US Securities Act in relation to the Notes.

20. NO SET-OFF BY HOLDERS

Subject to applicable law, each Holder and Indirect Holder, by acceptance of any direct or beneficial interest in a Note, agrees that it will not, and waives its right to, exercise, claim or plead any right of set-off, compensation or retention with respect to any amount owed to it by the Issuer or the Guarantor in respect of, or arising in connection with, the Notes or the Guarantee.

21. NO CONVERSION

Notwithstanding the powers of the FINMA under articles 25 *et seq.* of the FBA or pursuant to any successor or analogous Swiss law or regulation applicable to bank holding companies in Switzerland such as UBS Group AG, the Notes shall under no circumstances be converted into

equity of the Issuer or the Guarantor, and shall only absorb losses pursuant to these Terms and Conditions.

22. GOVERNING LAW AND JURISDICTION

(a) The Notes shall be governed by and construed in accordance with the laws of Switzerland.

(b) The courts of the Canton of Zurich (venue being the City of Zurich) shall have exclusive jurisdiction to settle any disputes that may arise out of or in connection with the Notes.